Filed pursuant to Rule 424(b)(5)
Registration No. 333-131955
Prospectus supplement
(To prospectus dated April 12, 2006)

1,300,000 shares

PetroQuest Energy, Inc.
6.875% Series B cumulative convertible perpetual preferred stock
(Liquidation preference $50 per share)

We are offering 1,300,000 shares of our Series B cumulative convertible perpetual preferred stock, which we refer to as the Series B Preferred Stock.

We will pay cash dividends on each share of our Series B Preferred Stock at an annual rate of 6.875%, payable quarterly in the amount of $0.8594. Dividends will be payable to the extent payment of dividends is not prohibited by our debt agreements, assets are legally available to pay dividends and our board of directors or an authorized committee of our board declares a dividend payable.

The first dividend payment, if declared and paid, will be made on January 15, 2008. Dividends will accumulate and be cumulative from the date of issuance, but will not bear any interest. If we fail to pay six quarterly dividends on our Series B Preferred Stock, whether or not consecutive, or fail to repurchase the Series B Preferred Stock in connection with a fundamental change (as described in this prospectus supplement), holders of our Series B Preferred Stock will be entitled to certain voting rights as described in this prospectus supplement.

Each share of Series B Preferred Stock will be convertible at the holder’s option at any time initially into 3.4433 shares of our common stock (based on an initial conversion price of approximately $14.52 per share of common stock, subject to adjustment), subject to our right to settle all or a portion of the conversion in cash based on a 20 trading day averaging period. On or after October 20, 2010, we may, at our option, cause the shares of our Series B Preferred Stock to be automatically converted at the applicable conversion rate, but only if the closing sale price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the conversion notice equals or exceeds 130% of the conversion price of the Series B Preferred Stock on each such trading day.

Upon a fundamental change, holders may require us to purchase any or all of their shares of Series B Preferred Stock at the liquidation preference, plus any accumulated and unpaid dividends to the date of purchase, which we may pay in cash, shares of our common stock or any combination of cash and shares at our option. Holders will have no other right to require us to redeem the Series B Preferred Stock at any time.

In addition, upon the occurrence of a fundamental change, we will under certain circumstances increase the conversion rate for any Series B Preferred Stock converted in connection with such fundamental change.

We intend to use the net proceeds we receive from this offering to repay our borrowings outstanding under our bank credit facility and for other general corporate purposes. See “Use of proceeds.”

Prior to this offering, there has been no public market for our Series B Preferred Stock. We do not intend to apply for listing of the Series B Preferred Stock on any securities exchange or for inclusion of the Series B Preferred Stock in any automated quotation system.

Our common stock is listed on the New York Stock Exchange under the symbol “PQ.” On September 19, 2007, the last reported sale price of our common stock on the New York Stock Exchange was $11.17 per share.

Investing in our Series B Preferred Stock involves risks. See “Risk factors” beginning on page S-8 of this prospectus supplement and “Risk Factors” beginning on page 5 of the accompanying prospectus.

	Per share	Total

Price to the public	$50.00	$65,000,000
Underwriting discount	$2.50	$3,250,000
Proceeds to us	$47.50	$61,750,000

We have granted an over-allotment option to the underwriters. Under this option, the underwriters may elect to purchase a maximum of 195,000 additional shares within 30 days following the date of this prospectus supplement to cover over-allotments.

Delivery of the shares of common stock will be made on or about September 25, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

JPMorgan
Howard Weil Incorporated
Johnson Rice & Company L.L.C.
Coker & Palmer, Inc.
Prospectus supplement dated September 19, 2007

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”). Under the shelf registration process, we may offer from time to time our securities up to an aggregate amount of $200,000,000. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the shares of our Series B Preferred Stock that we are selling in this offering. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our Series B Preferred Stock being offered and other information you should know before investing. This prospectus supplement also adds, updates, and changes information contained in or incorporated by reference in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under “Where you can find more information” before investing in shares of our Series B Preferred Stock.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, as the case may be, and any information incorporated by reference is current only as of the date of the document incorporated by reference.

Summary

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you should consider before investing in our Series B Preferred Stock. We encourage you to read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in their entirety before making an investment decision, including the information set forth under the heading “Risk factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. You should also consult with your own legal and tax advisors. Unless otherwise indicated, this prospectus supplement assumes no exercise of the underwriters’ over-allotment option under this offering. References to “PetroQuest,” “we,” “us,” “our” and similar terms refer to PetroQuest Energy, Inc. and its consolidated subsidiaries, unless the context requires otherwise. Certain terms used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference that relate to the oil and natural gas industry are defined in Annex A. See “Annex A—Glossary of terms.” The estimates of our proved oil and natural gas reserves at December 31, 2006 included in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference are based upon the report of Ryder Scott Company, L.P., independent consulting petroleum engineers.

General

PetroQuest Energy, Inc. is an independent oil and gas company incorporated in the State of Delaware with operations in Oklahoma, Texas, Arkansas and the Gulf Coast Basin. We seek to grow our production, proved reserves, cash flow and earnings at low finding and development costs through a balanced mix of exploration, development and acquisition activities. Our 2006 results constituted the second consecutive year we achieved annual company records for production, estimated proved reserves, cash flow from operating activities and net income. During 2006, we increased these operational and financial metrics by approximately 60%, 3%, 63% and 12%, respectively, from the previous record levels achieved during 2005.

Our record results over the last two years reflect our success in leveraging strong commodity prices to accelerate the evaluation of our prospect inventory in the Gulf Coast Basin and increase our penetration into longer life basins in Oklahoma and Texas through significantly increased drilling activity and selective acquisitions. During 2006 and 2005, we drilled a total of 199 gross wells realizing a 91% success rate. This compares with only 74 gross wells drilled throughout the five year period of 2000 through 2004.

From the commencement of our operations in 1985 through 2002, we focused exclusively in the Gulf Coast Basin with onshore properties principally in southern Louisiana and offshore properties in the shallow waters of the Gulf of Mexico shelf. During 2003, we began the implementation of our strategic goal of diversifying our reserves and production into longer life and lower risk onshore properties in Texas and Oklahoma. As part of the strategic shift to diversify our asset portfolio and lower our geographic and geologic risk profile, we refocused our opportunity selection processes to reduce our average working interest in higher risk projects, shift capital to higher probability onshore wells and mitigate the risks associated with individual wells by expanding our drilling program across multiple basins.

Specific asset diversification activities included the 2003 acquisition of proved reserves and acreage in the Southeast Carthage Field in East Texas. In 2004, we entered the Arkoma Basin in

Oklahoma by building an acreage position, drilling wells and acquiring proved reserves. During 2005, we further increased our presence in Oklahoma through multiple acquisition transactions and an expanded drilling program. Our diversification efforts continued during 2006 through the opening of an exploration office in Tulsa, Oklahoma to augment our increased presence in the region, the drilling of 96 gross wells in Oklahoma and East Texas, which represented approximately 85% of our total gross wells drilled during 2006, and the divestiture of certain mature Gulf of Mexico properties. In addition to our active drilling programs ongoing in East Texas and Oklahoma, during the second quarter of 2007 we acquired approximately $12 million of unproved acreage in the longer life basins of Oklahoma and Arkansas.

As a result of our focused diversification efforts, approximately 60% of our proved reserves and approximately 26% of our production at June 30, 2007 were derived from longer life basins. We plan to continue focusing our operations in Oklahoma, Texas, Arkansas and the Gulf Coast Basin, and to continue to build scale, particularly in the longer life onshore regions, through drilling and complementary acquisition activities.

2006 Financial and Operational Summary

During 2006, we invested approximately $171 million in exploratory, development and acquisition activities as we drilled a company record 41 gross exploratory wells and 72 gross development wells realizing an overall success rate of 91% on our 2006 drilling program. This drilling activity represented a 31% increase in the number of gross wells drilled during 2005.

Production during 2006 increased 60% to a company record 25.7 Bcfe. Our estimated proved reserves at December 31, 2006 increased 3% from 2005 totaling 2,731MBbls of oil and 118,153 MMcfe of natural gas, with a pre-tax present value, discounted at 10%, of the estimated future net revenues based on constant prices in effect at year-end (“discounted cash flow”) of $384.3 million. At December 31, 2006, our standardized measure of discounted cash flows, which includes the estimated impact of future income taxes, totaled $332.8 million. Our growth in estimated proved reserves during 2006 was offset in part by the record year of production and the divestiture of 11.4 Bcfe of reserves located in the Gulf of Mexico.

First Half of 2007 Financial and Operational Summary

During the first half of 2007, we drilled 35 gross wells realizing an 83% success rate. As a result of our drilling success during 2006 and the first half of 2007, production during the second quarter of 2007 increased to 7.8 Bcfe, a 20% increase from the corresponding quarter of 2006. This growth in production resulted in second quarter 2007 revenues, net income and cash flow from operating activities increasing 30%, 21% and 49%, respectively, from second quarter 2006 levels.

Recent Developments

On August 28, 2007, we announced that we had substantially expanded our leasehold position in the Fayetteville Shale trend of the Arkoma Basin by increasing our acreage to over 17,000 net acres, which are located primarily in Van Buren County, Arkansas. The majority of the acreage position was acquired in several transactions during the third quarter, and we expect to continue expanding this acreage position.

We also announced on that date that we are evaluating our strategic alternatives with respect to our gas gathering systems located in the Woodford Shale trend in southeast Oklahoma. We own and operate approximately 180 miles of gathering systems with current throughput of approximately 30 million cubic feet per day. We do not expect to publicly disclose further information regarding the status of the evaluation until a definitive transaction is entered into or the process is completed. There can be no assurances that any particular alternative will be pursued or that any transaction will occur, or on what terms, or as to the timing of any transaction.

Executive offices and website

Our executive offices are located at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508. Our main telephone number is (337) 232-7028. We maintain a website on the Internet at http://www.petroquest.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

The offering

Issuer	PetroQuest Energy, Inc.

Securities offered	1,300,000 shares of our 6.875% Series B Preferred Stock. We have granted the underwriters an option to purchase up to 195,000 additional shares of Series B Preferred Stock to cover over-allotments.

Initial price	$50 for each share of Series B Preferred Stock.

Dividends	$3.44 for each share of Series B Preferred Stock per year. Dividends will be cumulative from the date of first issuance and, to the extent payment of dividends is not prohibited by our debt agreements, assets are legally available to pay dividends and our board of directors or an authorized committee of our board declares a dividend payable, we will pay dividends in cash, every quarter.

No dividends or other distributions (other than a dividend payable solely in shares of a like or junior ranking) may be paid or set apart for payment upon any parity shares or junior shares, nor may any parity shares or junior shares be redeemed or acquired for any consideration by us (except by conversion into or exchange for shares of a like or junior ranking) unless all accumulated and unpaid dividends have been paid or funds therefor have been set apart on the Series B Preferred Stock and any parity shares. See “Description of Series B Preferred Stock—Dividends.”

Dividend payment dates	The 15th calendar day (or the following business day if the 15th calendar day is not a business day) of each January, April, July and October, commencing on January 15, 2008.

Ranking	Our Series B Preferred Stock will rank:

• senior to all of the shares of our common stock and to all of our other capital stock issued in the future unless the terms of such capital stock expressly provide that it ranks senior to, or on a parity with, shares of our Series B Preferred Stock;

• on a parity with all of our other capital stock issued in the future the terms of which expressly provide that it will rank on a parity with the shares of our Series B Preferred Stock; and

• junior to all of our existing and future debt obligations and to all shares of our capital stock issued in the future the terms of which expressly provide that such shares will rank senior to the shares of our Series B Preferred Stock.

Mandatory conversion	On or after October 20, 2010, we may, at our option and upon giving not less than 15 and not more than 45 days’ notice, cause shares of our Series B Preferred Stock to be automatically converted at the applicable conversion rate, but only if the closing sale price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day immediately preceding the date we give the conversion notice equals or exceeds 130% of the conversion price in effect on each such trading day. See “Description of Series B Preferred Stock—Forced conversion.”

Limited optional redemption	On or after October 20, 2010, if fewer than 15% of the shares of Series B Preferred Stock issued in this offering (including any additional shares issued pursuant to the underwriters’ over-allotment option) are outstanding, we may, at our option, redeem for cash all such Series B Preferred Stock at a redemption price equal to the liquidation preference of $50 plus any accrued and unpaid dividends, if any, on a share of Series B Preferred Stock to, but excluding, the redemption date, for each share of Series B Preferred Stock. See “Description of Series B Preferred Stock—Limited optional redemption.”

Conversion rights	Each share of Series B Preferred Stock may be converted at any time, at the option of the holder, into 3.4433 shares of our common stock (which is based on an initial conversion price of approximately $14.52 per share of common stock, subject to adjustment) plus cash in lieu of fractional shares, subject to our right to settle all or a portion of any such conversion in cash or shares of our common stock. If we elect to satisfy all or any portion of our conversion obligation in cash, the conversion value and the number of shares of our common stock we will deliver upon conversion (if any) will be based upon a 20 trading day averaging period. See “Description of Series B Preferred Stock—Settlement upon conversion.”

Upon any conversion, the holder will not receive any cash payment representing accumulated and unpaid dividends on the Series B Preferred Stock, whether or not in arrears, except in limited circumstances described herein. The conversion rate is equal to $50 divided by the adjusted conversion price in effect at the time. The conversion price is subject to adjustment upon the occurrence of certain events, as described under “Description of Series B Preferred Stock—Conversion price adjustment.”

Purchase or exchange upon fundamental change	If we become subject to a fundamental change (as defined in “Description of Series B Preferred Stock—Adjustment to the conversion rate upon a fundamental change”), each holder of shares of Series B Preferred Stock will have the right to require us to purchase any or all of its shares at a purchase price equal to 100% of the liquidation preference, plus accumulated and unpaid dividends, up to but excluding the date of the purchase. We may choose to pay the purchase price in cash, shares of our common stock or a combination of cash and shares at our option. If we elect to pay all or a portion of the purchase price in shares of our common stock, the shares of common stock will be valued at the greater of (a) a discount of 5% below the average of the daily volume-weighted average price per share for the ten consecutive trading days ending on the third trading day prior to the fundamental change purchase date and (b) $4.47 per share, subject to adjustment as described under “Description of Series B Preferred Stock—Conversion price adjustment.” Our ability to purchase all or a portion of Series B Preferred Stock for cash is subject to our obligation to repay or repurchase any outstanding debt required to be repaid or repurchased in connection with a fundamental change and to the terms of our then existing borrowing agreements. See “Description of Series B Preferred Stock—Purchase or exchange upon a fundamental change.”

Conversion in connection with a fundamental change	If you elect to convert your shares of our Series B Preferred Stock in connection with certain fundamental changes, we will in certain circumstances increase the conversion rate for such Series B Preferred Stock, as described under “Description of Series B Preferred Stock—Adjustment to the conversion rate upon a fundamental change” and “—Determination of the adjustment to the conversion rate upon a fundamental change.” Upon a conversion in connection with a fundamental change, the holder will be entitled to receive a cash payment for all accumulated and unpaid dividends as described in “Description of Series B Preferred Stock—Adjustment to the conversion rate upon a fundamental change.”

Anti-dilution adjustments	The conversion price on the conversion date and the number of shares of our common stock, as applicable, to be delivered upon conversion may be adjusted if certain events occur. See “Description of Series B Preferred Stock—Conversion price adjustment.”

Voting rights	If we fail to pay dividends for six quarterly dividend periods (whether or not consecutive) or if we fail to pay the purchase price on the purchase date for the Series B Preferred Stock following a fundamental change, holders of our Series B Preferred Stock will have certain voting rights as described under “Description of the Series B Preferred Stock—Voting rights.” Holders of Series B Preferred Stock will not be entitled to any other voting rights, except as required by applicable state law.

Form and denomination	The Series B Preferred Stock will be represented by one or more global securities, deposited with The Depository Trust Company, or the “Depositary,” and registered in the name of Cede & Co., the Depositary’s nominee.

Tax consequences	For a discussion of the U.S. federal income tax treatment of the conversion as well as the purchase, ownership and disposition of our Series B Preferred Stock and our common stock, see “Certain United States federal income tax considerations.”

Trading	We do not intend to apply for listing of the Series B Preferred Stock on any securities exchange or for inclusion of the Series B Preferred Stock in any automated quotation system.

Settlement	Upon conversion, we may choose to deliver the conversion value to investors in cash (subject to the existence of legally available funds), shares of our common stock, or a combination of cash and shares of our common stock.

Use of proceeds	The net proceeds to us from this offering, after deducting underwriter discounts and commissions and our estimated offering expenses, are estimated to be approximately $61.5 million. We intend to use the net proceeds we receive from this offering to repay our borrowings outstanding under our bank credit facility and for other general corporate purposes. See “Use of proceeds.”

Risk factors	Investing in our Series B Preferred Stock involves risks. You should carefully consider all of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, see “Risk factors” beginning on page S-8 of this prospectus supplement and “Risk Factors” beginning on page 5 of the accompanying prospectus.

Risk factors

You should consider carefully the risk factors discussed below and in “Risk Factors” beginning on page 5 of the accompanying prospectus, as well as all other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before you decide to purchase any shares of our Series B Preferred Stock. Investing in our securities is speculative and involves significant risk. Any of the risks described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus could impair our business, financial condition and operating results, could cause the trading price of our shares of common stock and Series B Preferred Stock to decline or could result in a partial or total loss of your investment.

Risks relating to the offering

The market price of our Series B Preferred Stock could be significantly affected by several factors, including the market price of our common stock, which can be volatile.

We expect that the market price of our Series B Preferred Stock will be significantly affected by the market price of our common stock. This may result in greater volatility in the market price of the Series B Preferred Stock than would be expected for nonconvertible preferred stock. The market price of our common stock and the Series B Preferred Stock will continue to fluctuate in response to a number of factors, including the following, many of which are beyond our control:

•	quarterly fluctuations in our operating and financial results;

•	the price of natural gas and oil;

•	fluctuations with respect to our liquidity;

•	changes in financial estimates and recommendations by financial analysts;

•	changes in the ratings of our securities;

•	developments related to litigation or investigations involving us;

•	fluctuations in the stock price and operating results of our competitors;

•	prospects for companies in our industry generally;

•	dispositions, acquisitions and financings;

•	changes in interest rates;

•	future sales of our equity or convertible securities;

•	market demand for the Series B Preferred Stock;

•	additions or departures of key personnel;

•	our involvement in litigation;

•	strategic actions by us or our competitors; and

•	perceptions, whether or not accurate, among investors and other market participants related to any of the above.

In addition, the stock markets in general, including the New York Stock Exchange, recently have experienced price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. These broad market fluctuations may affect adversely the market prices of our Series B Preferred Stock and our common stock.

Purchasers of Series B Preferred Stock who convert their shares into common stock will incur immediate dilution.

Persons purchasing our Series B Preferred Stock who convert their shares into our common stock will incur immediate and substantial dilution because the per share conversion price of the Series B Preferred Stock immediately after this offering will be higher than the net tangible book value per share of the outstanding common stock. In addition, you will also experience dilution when we issue additional shares of common stock, which we are permitted or required to issue under options or our equity incentive plans.

Holders of our Series B Preferred Stock will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon conversion, you will have no rights with respect to our common stock, including voting rights (except as required by applicable state law and as described under “Description of Series B Preferred Stock—Voting rights”), rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock. To exercise any voting rights described under “Description of Series B Preferred Stock—Voting rights,” you may only request that we call a special meeting of the holders of our Series B Preferred Stock and you may not call a meeting directly. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

There is no market for the Series B Preferred Stock, which will not be listed on any securities exchange or for inclusion in any automated quotation system, and an active trading market for the Series B Preferred Stock may not develop or be sustained.

Our Series B Preferred Stock is a new issue of securities, and there is no established trading market for our Series B Preferred Stock. We do not intend to apply for listing of the Series B Preferred Stock on any securities exchange or for inclusion of the Series B Preferred Stock in any automated quotation system. We cannot assure your that an active trading market for the Series B Preferred Stock will develop, or if developed, that an active trading market will be maintained. The underwriters have advised us that they intend to facilitate secondary market trading by making a market in our Series B Preferred Stock. However, the underwriters are not obligated to make a market in our Series B Preferred Stock and may discontinue market-making activities at any time. If an active market is not developed or sustained, the market price and liquidity of the Series B Preferred Stock may be adversely affected. If a market for our Series B Preferred Stock were to develop, the Series B Preferred Stock could trade at prices that may be higher or lower than the initial offering price depending upon many factors, including the price of our common stock, prevailing interest rates, our operating results and the markets for similar securities.

The market price of our common stock, Series B Preferred Stock and our earnings per share could be reduced if we were to issue additional equity or convertible securities.

Public resales of our common stock could depress the prevailing market price of our common stock and Series B Preferred Stock. Any perception of market overhang resulting from our ability to issue equity, convertible debt or preferred stock or similar securities could depress the market price of our common stock or Series B Preferred Stock.

Our Series B Preferred Stock will rank junior to all of our and our subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding up of our assets.

In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on our Series B Preferred Stock only after all of our existing and future liabilities (including those of our subsidiaries) have been paid. Our Series B Preferred Stock will also effectively rank junior to all capital stock of our subsidiaries held by third parties. The rights of holders of our Series B Preferred Stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and such other equity holders. In the event of bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our liabilities, to pay amounts due on any or all of our Series B Preferred Stock then outstanding. As of June 30, 2007, we had total debt outstanding of approximately $198.6 million.

The terms of our debt agreements and Delaware law may restrict us from making cash payments with respect to our Series B Preferred Stock.

Quarterly dividends and cash payments upon conversion or repurchase of the Series B Preferred Stock will be paid only if payment of such amounts is not prohibited by our debt agreements and assets are legally available to pay such amounts. Quarterly dividends will be paid only if such dividends are declared by our board of directors. The board of directors is not obligated or required to declare quarterly dividends even if we have funds available for such purposes.

Our existing debt agreements limit, and any debt agreements that we enter into in the future will likely limit, our ability to pay cash dividends on our capital stock, including the Series B Preferred Stock, and our ability to make any cash payment upon conversion or repurchase of the Series B Preferred Stock. Furthermore, if we are in default under our bank credit facility or the indenture pursuant to which our 10 3/8% senior notes due 2012 were issued, we will not be permitted to pay any cash dividends on our Series B Preferred Stock or make any cash payment upon conversion or repurchase of the Series B Preferred Stock in the absence of a waiver of such default or an amendment or refinancing of such credit facility.

Delaware law provides that we may pay dividends on the Series B Preferred Stock only to the extent that assets are legally available to pay such dividends. Cash payments we may make upon repurchase or conversion of the Series B Preferred Stock would be generally subject to the same restrictions under Delaware law. Legally available assets is defined as the amount of surplus. Our surplus is the amount by which the fair value of total assets exceeds the sum of:

•	the fair value of our total liabilities, including our contingent liabilities, and

•	the amount of our capital.

If there is no surplus, legally available assets will mean, in the case of a dividend, the amount of our net profits for the fiscal year in which the dividend payment occurs and/or the preceding fiscal year.

The additional shares of our common stock payable on our Series B Preferred Stock in connection with certain fundamental changes may not adequately compensate you for the lost option time value of your shares of our Series B Preferred Stock as a result of such fundamental changes.

If certain fundamental changes occur, we will, in certain circumstances, increase the conversion rate on our Series B Preferred Stock converted in connection with the fundamental change by a number of additional shares of our common stock as described in this prospectus supplement. The number of additional shares of our common stock will be determined based on the date on which the fundamental change becomes effective and the price paid per share of common stock in the fundamental change transaction as described under “Description of Series B Preferred Stock—Determination of the adjustment to the conversion rate upon a fundamental change.” While the number of additional shares is designed to compensate you for the lost option time value of your shares of our Series B Preferred Stock as a result of the fundamental change, the increase is only an approximation of this lost value and may not adequately compensate you for your loss. If the price paid per share of common stock in the fundamental change transaction is less than the price per share of common stock at the date of issuance of our Series B Preferred Stock, there will be no increase in the conversion rate.

We may not be able to pay the purchase price of the Series B Preferred Stock upon a fundamental change.

In the event of a fundamental change, you will, subject to legally available funds, have the right to require us to purchase all of your shares of the Series B Preferred Stock. We may pay the purchase price in cash, shares of our common stock or a combination of cash and shares at our option. However, we may not have sufficient cash to purchase your shares of Series B Preferred Stock upon a fundamental change or may in certain circumstances be unable to pay the purchase price in cash.
In addition, if we choose to pay all or a portion of the purchase price in shares of our common stock, in no event will the total number of shares of common stock issued by us in respect of such repurchase exceed 11.1857 shares of common stock for each share of Series B Preferred Stock, subject to adjustment as described under “Description of Series B Preferred Stock — Conversion price adjustment,” and we will not be required to pay cash in the event the per share value of the common stock issued upon any such repurchase is less than the common stock value floor as described under “Description of Series B Preferred Stock — Purchase or exchange upon a fundamental change.”

Under the terms of our current debt instruments, we are limited or prohibited from paying the purchase price of the Series B Preferred Stock in cash. Even if the terms of the instruments governing our indebtedness allow us to purchase the Series B Preferred Stock in cash, we can only make such payments from legally available funds, as determined by our board of directors, and such funds may not be available to purchase your shares of Series B Preferred Stock.

If we deliver cash or a combination of cash and our common stock upon conversion of our Series B Preferred Stock, you may receive less proceeds than expected because the value of our common stock may decline between the day that you exercise your conversion right and the day the value of your shares is determined.

If we elect to pay cash or a combination of cash and our common stock upon conversion of your shares of our Series B Preferred Stock, the conversion value that you will receive upon conversion of your Series B Preferred Stock will be determined, in whole or in part, by the daily volume-weighted average price per share of our common stock on the New York Stock Exchange for the 20 consecutive trading days beginning on the sixth trading day after you deliver a notice of conversion in respect of the Series B Preferred Stock. Accordingly, if the price of our common stock decreases after you give notice of conversion, the conversion value you receive may be adversely affected.

You may have to pay taxes with respect to distributions on our common stock that you do not receive.

The conversion rate of the Series B Preferred Stock is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other actions by us that modify our capital structure. See “Description of Series B Preferred Stock—Conversion price adjustment.” If the conversion rate is adjusted as a result of a distribution that is taxable to our common stock holders, such as a cash dividend, you would be treated as receiving a distribution and may be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not actually receive such distribution. If the conversion rate is increased at our discretion or in certain other circumstances (including as a result of certain fundamental changes), such increase also may be deemed to be the payment of a taxable dividend to you, notwithstanding the fact that you do not receive a cash payment. The amount that you would have to include in income will generally be equal to the value of the additional shares that you would receive on conversion as a result of the adjustment to the conversion rate. In addition, non-U.S. Holders may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements. See “Certain United States federal income tax consequences.”

Non-U.S. investors may be subject to U.S. income tax with respect to gain on disposition or certain conversions of their Series B Preferred Stock.

Certain non-U.S. investors may be subject to U.S. federal income and withholding tax with respect to gain on disposition of their Series B Preferred Stock under the Foreign Investment in Real Property Tax Act (“FIRPTA”), in which case they would also be required to file U.S. tax returns with respect to such gain. Whether these provisions apply depends on the value of Series B Preferred Stock owned during the relevant period by an investor in such stock if such stock is not regularly traded on an established securities market, or the percentage of such stock owned if it is so traded, all within the meaning of the applicable Treasury regulations. Similarly, a conversion into our common stock of our Series B Preferred Stock by certain non-U.S. investors may also be subject to U.S. federal income tax and withholding under FIRPTA, including in particular a non-U.S. holder of Series B Preferred Stock having a value of greater than 5% of our publicly traded common stock who converts such shares into 5% or less of our publicly traded common stock. See “Certain United States federal income tax consequences—Dispositions.”

Our issuance of additional series of preferred stock could adversely affect holders of our common stock and Series B Preferred Stock.

Our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected. Our certificate of incorporation and the certificate of designations for the Series B Preferred Stock do not prohibit us from issuing additional series of preferred stock that would rank equally to the Series B Preferred Stock as to dividend payments and liquidation preference. The issuances of other series of preferred stock could have the effect of reducing the amounts available to the Series B Preferred Stock in the event of our liquidation. It may also reduce dividend payments on the Series B Preferred Stock if we do not have sufficient funds to pay dividends on all Series B Preferred Stock outstanding and outstanding parity preferred stock.

Use of proceeds

The net proceeds to us from this offering, after deducting underwriter discounts and commissions and our estimated offering expenses, are estimated to be approximately $61.5 million. We intend to use the net proceeds we receive from this offering to repay our borrowings outstanding under our bank credit facility and for other general corporate purposes.

At June 30, 2007, we had $50 million outstanding under our bank credit facility. In addition, from July 1, 2007 through August 31, 2007, we borrowed an additional $8 million under the credit facility for general working capital needs. Outstanding balances on the credit facility bear interest at either the alternate base rate plus a margin (based on a sliding scale of 0.125% to 0.875% based on borrowing base usage) or the Eurodollar rate plus a margin (based on a sliding scale of 1.375% to 2.125% depending on borrowing base usage). The alternate base rate is equal to the higher of the JPMorgan Chase prime rate or the Federal Funds Effective Rate plus 0.5% per annum, and the Eurodollar rate is equal to the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars. At June 30, 2007, the interest rate applied to our outstanding Eurodollar borrowings under the credit facility was 6.9685%. The credit facility matures on November 19, 2009. We used the proceeds of borrowings under the credit facility for the exploration and development of our oil and gas properties, acquisitions and other capital expenditures, and for other general corporate purposes. We intend to continue to borrow under the credit facility to fund our 2007 capital expenditures, including the acceleration of our drilling and leasing activities in our longer lived areas in Arkansas, Oklahoma and East Texas. The current borrowing base, which is based primarily upon the semiannual valuation of our mortgaged oil and gas properties, under the credit facility is $80,000,000.

Capitalization

The following table sets forth our unaudited cash and cash equivalents and capitalization as of June 30, 2007:

•	on an actual basis;

•	on an as adjusted basis to give effect to (i) the issuance and sale of 1,300,000 shares of Series B Preferred Stock by us in this offering, at an assumed public offering price of $50 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) our receipt and the application of the estimated net proceeds from this offering as described under the caption “Use of proceeds.”

You should read this table along with our consolidated financial statements and other financial data, included elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2007
(In thousands, except share data)	Actual	As adjusted

Cash and cash equivalents	$1,659	$13,109

Long term debt:
Bank credit facility(1)	50,000	—
10 3/8% senior notes due 2012	148,643	148,643

Total debt	198,643	148,643

Stockholders’ equity:
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued or outstanding, actual; 1,300,000 shares issued and outstanding, as adjusted	—	1
Common stock, par value $.001 per share; 75,000,000 shares authorized; 48,189,567 shares issued and outstanding, actual and as adjusted(2)	48	48
Additional paid-in capital	129,586	191,035
Accumulated other comprehensive income	2,712	2,712
Retained earnings	78,923	78,923

Total stockholders’ equity	$211,269	$272,719

Total capitalization	$409,912	$421,362

(1)	From July 1, 2007 through August 31, 2007, we borrowed an additional $8 million under the bank credit facility for general working capital needs.

(2)	The outstanding shares of our common stock outstanding excludes as of June 30, 2007 (i) 2,696,612 shares issuable upon exercise of outstanding stock options at a weighted average exercise price of $6.47 per share and (ii) 1,320,275 shares of restricted common stock at a weighted average grant price of $11.21 per share.

Price range of common stock

On November 30, 2005, our common stock began trading on the New York Stock Exchange under the symbol “PQ.” Prior to that, our common stock was traded on The Nasdaq Stock Market under the symbol “PQUE.” The following table sets forth the high and low sales prices per share of our common stock as reported on the New York Stock Exchange and The Nasdaq Stock Market for the periods indicated.

	High	Low

2005
First Quarter	$7.75	$4.53
Second Quarter	7.08	5.12
Third Quarter	11.17	6.50
Fourth Quarter	11.17	7.96
2006
First Quarter	12.11	8.25
Second Quarter	13.00	9.35
Third Quarter	12.58	9.55
Fourth Quarter	14.40	9.87
2007
First Quarter	13.57	10.08
Second Quarter	15.99	11.39
Third Quarter (through September 19, 2007)	15.13	10.02

On September 19, 2007, the closing price of our common stock as reported by the New York Stock Exchange was $11.17 per share. Our authorized capital stock consists of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of September 19, 2007, 49,687,629 shares of common stock were issued and outstanding, and no shares of our preferred stock were issued and outstanding. As of such date, there were approximately 452 holders of record of our common stock.

Ratio of earnings to combined fixed charges

The following table sets forth our ratio of earnings to combined fixed charges for the periods indicated.

						Six months
	Year ended December 31,					ended
	2002	2003	2004	2005	2006	June 30, 2007

Ratio of earnings to combined fixed charges	4.32	4.91	7.48	3.44	2.77	3.91

For purposes of this table, “earnings” consist of income before income taxes, extraordinary items and cumulative effect of accounting changes, plus fixed charges (excluding capitalized interest, but including amortization of amounts previously capitalized). “Fixed charges” consist of interest (including capitalized interest) on all debt, and amortization of debt discounts and expenses incurred on issuance.

Dividend policy

We have not historically paid a dividend, cash or otherwise, on our common stock and do not intend to in the foreseeable future. In addition, under our bank credit facility and the indenture with respect to our 10 3/8% senior notes due 2012, we are and will be restricted from paying cash dividends on our common stock. The payment of future dividends, if any, will be determined by our board of directors in light of conditions then existing, including our earnings, financial condition, capital requirements, restrictions in financing agreements, business conditions and other factors.

Holders of the Series B Preferred Stock will be entitled to receive, when, as and if declared by our board of directors or an authorized committee of our board, scheduled quarterly dividends on the Series B Preferred Stock, subject to legally available funds. Subject to certain limited exceptions, including for the payment of dividends or distributions in stock or cash in lieu of fractional shares, no dividends or other distributions may be declared, made or paid, or set apart for payment, upon any capital stock that ranks on parity or is junior to the Series B Preferred Stock (including our common stock), nor may any parity stock or junior stock be redeemed, purchased or otherwise acquired for any consideration by us or on our behalf unless all accumulated and unpaid dividends have been or contemporaneously are declared and paid, or are declared and a sum sufficient for the payment thereof is set apart for such payment, on the Series B Preferred Stock and any parity stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition.

Description of Series B Preferred Stock

The following is a summary of certain provisions of the certificate of designations for our 6.875% Series B cumulative convertible perpetual preferred stock, which we refer to as the “Series B Preferred Stock.” A copy of the certificate of designations and the form of Series B Preferred Stock share certificate will be filed with the Securities and Exchange Commission. The following summary of the terms of Series B Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate of designations.

As used in this section, the terms the “Company,” “us,” “we” or “our” refer to PetroQuest Energy, Inc and not any of its subsidiaries.

General

Under our certificate of incorporation, as amended, which we refer to as our “certificate of incorporation,” our board of directors is authorized, without further stockholder action, to issue up to 5,000,000 shares of preferred stock, par value $.001 per share, in one or more series, with such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, if any, as shall be set forth in the resolutions providing therefor. At the consummation of this offering, we will designate and issue 1,300,000 shares of Series B Preferred Stock, or up to 1,495,000 shares if the underwriters exercise their over-allotment option in full, with a liquidation preference per share of $50.

When issued against the consideration therefor, the Series B Preferred Stock and any shares of our common stock issued upon the conversion of the Series B Preferred Stock will be fully paid and nonassessable. The holders of the Series B Preferred Stock will have no preemptive or preferential right to purchase or subscribe for stock, obligations, warrants or other securities of the Company of any class. The transfer agent, registrar, conversion and dividend disbursing agent for shares of both the Series B Preferred Stock and the shares of common stock issuable upon conversion is American Stock Transfer & Trust Company.

The Series B Preferred Stock is subject to redemption at our option, if certain conditions are met, as described below in “—Forced conversion.”

Under Delaware law, we may pay dividends on our Series B Preferred Stock only to the extent that assets are legally available to pay such dividends. Legally available assets means the amount of our surplus. Our surplus is the amount by which the fair value of our total assets exceeds the sum of:

•	the fair value of our total liabilities, including our contingent liabilities, and
•	the amount of our capital.

If there is no surplus, legally available assets will mean, in the case of a dividend, the amount of our net profits for the fiscal year in which the payment occurs and/or the preceding fiscal year. When the need to make a determination of legally available assets arises, the amount of the fair value of our total assets and liabilities and the amount of our capital will be determined by our board of directors in accordance with Delaware law.

Ranking

The Series B Preferred Stock, with respect to dividend rights or rights upon our liquidation, winding-up or dissolution, ranks:

•	senior to our common stock and each other class of capital stock or series of preferred stock established after the original issue date of the Series B Preferred Stock, which we refer to as the “issue date,” the terms of which do not expressly provide that such class or series will rank senior to or on a parity with the Series B Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, which we refer to collectively as “junior stock;”

•	on a parity, in all respects, with any class of capital stock or series of preferred stock established after the issue date, the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, which we refer to collectively as “parity stock;” and

•	junior to all of our existing and future debt obligations and to each class of capital stock or series of preferred stock established after the issue date, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution, which we refer to collectively as “senior stock.”

While any shares of Series B Preferred Stock are outstanding, we may not authorize or issue any class or series of senior stock (or any security convertible into senior stock) without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock. Without the consent of any holder of Series B Preferred Stock, however, we may authorize, increase the authorized amount of, or issue any class or series of parity stock or junior stock. See “—Voting rights” below.

Dividends

Holders of shares of Series B Preferred Stock will be entitled to receive, when, as and if declared by our board of directors or an authorized committee of our board out of funds legally available for payment, cumulative dividends at the rate per annum of 6.875% per share of Series B Preferred Stock on the liquidation preference thereof of $50 per share of Series B Preferred Stock, subject to increase as described below, payable in cash. Dividends on the Series B Preferred Stock will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing January 15, 2008, each of which we refer to as a “dividend payment date,” or the following business day if such date is not a business day, at such annual rate, and shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the issue date of the Series B Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends.

The initial dividend on our Series B Preferred Stock, assuming an issue date of September 25, 2007, will be $1.06 per share, and will be payable, if declared, on January 15, 2008. Each subsequent quarterly dividend on our Series B Preferred Stock, if declared and paid, will be $0.8594 per share, subject to increase as described below. Dividends will be payable to holders of record as they appear on our stock register on the immediately preceding January 1, April 1, July 1 and October 1, each of which we refer to as a “record date,” or the following business day if such date is not a business day. Accumulations of dividends on shares of Series B Preferred

Stock do not bear interest. Dividends payable on the Series B Preferred Stock for any period other than a full dividend period (based upon the number of days elapsed during the period) are computed on the basis of a 360-day year consisting of twelve 30-day months.

No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding shares of the Series B Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum of money has been set apart for the payment of such dividend, upon all outstanding shares of Series B Preferred Stock.

We are only obligated to pay a dividend on our Series B Preferred Stock if our board of directors or an authorized committee of our board declares the dividend payable and we have assets that legally can be used to pay the dividend. Our bank credit agreement and the indenture pursuant to which our 10 3/8% senior notes due 2012 were issued prohibit our payment of dividends on the Series B Preferred Stock if a matured or unmatured event of default has occurred under the bank credit facility or indenture, as the case may be. In the future, any of our credit facilities or other agreements may restrict or prohibit our ability to pay dividends. See “Risk factors—Risks relating to the offering—The terms of our debt agreements and Delaware law may restrict us from making cash payments with respect to our Series B Preferred Stock.”

No dividends or other distributions (other than a dividend or distribution payable solely in shares of parity stock or junior stock (in the case of parity stock) or junior stock (in the case of junior stock), rights issued under “poison pill” rights plans to purchase junior stock and cash in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any parity stock or junior stock. In addition, no parity stock or junior stock may be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any parity stock or junior stock) by us or on our behalf (except by conversion into or exchange for shares of parity stock or junior stock (in the case of parity stock) or junior stock (in the case of junior stock) or the payment of cash in an amount not to exceed the par value of rights issued under “poison pill” rights plans to purchase junior stock and the payment of cash in lieu of fractional shares) unless all accumulated and unpaid dividends have been or contemporaneously are declared and paid, or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment, on the Series B Preferred Stock and any parity stock for all dividend payment periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition. Notwithstanding the foregoing, however, we may (1) repurchase, redeem or otherwise acquire or retire for value of any capital stock of the Company or any subsidiary of the Company held by any employees, former employees, directors or former directors of the Company or any of its restricted subsidiaries (or heirs, estates or other permitted transferees of such employees) pursuant to any agreements (including employment agreements), management equity subscription agreements or stock option agreements or plans (or amendments thereto), approved by the board of directors, under which such individuals purchase or sell or are granted the right to purchase or sell shares of capital stock, provided, however, that the aggregate price paid for such repurchased, redeemed, acquired or retired capital stock shall not exceed $2.0 million in any twelve-month period and (2) repurchase or otherwise acquire for value any capital stock of the Company deemed to occur upon the exercise or exchange of stock options, warrants or other convertible securities if such capital stock represents a portion of the exercise or exchange price thereof or made in lieu of withholding taxes in connection with any such exercise or exchange. Notwithstanding the preceding, if full dividends have not been paid on the Series B Preferred Stock and any parity stock, dividends may be declared and paid on the Series B Preferred Stock and such parity stock so long as the dividends are declared and paid pro rata so that the amounts of dividends declared per share on the Series B Preferred Stock and such parity stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of the Series B Preferred Stock and such parity stock bear to each other. Holders of shares of the Series B Preferred Stock will not be entitled to any dividend in excess of full cumulative dividends.

If our board of directors or an authorized committee of our board does not declare a dividend in respect of any dividend payment date, the board of directors or an authorized committee of our board may declare and pay the dividend on any other date, whether or not a dividend payment date. The persons entitled to receive the dividend will be the holders of our Series B Preferred Stock as they appear on our stock register on a date selected by the board of directors or an authorized committee of our board. That date must (1) not precede the date our board of directors or an authorized committee of our board declares the dividend payable and (2) not be more than 60 days prior to the date the dividend is paid.

Holders of our Series B Preferred Stock will not have any right to receive dividends that we may declare on our common stock. The right to receive dividends declared on our common stock will be realized only after conversion of such holders’ shares of Series B Preferred Stock into shares of our common stock.

Liquidation preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Series B Preferred Stock will be entitled to receive and to be paid out of our assets available for distribution to our stockholders, before any payment or distribution is made to holders of junior stock (including common stock), but after any distribution on any of our indebtedness or senior stock, a liquidation preference in the amount of $50 per share of the Series B Preferred Stock, plus accumulated and unpaid dividends on the shares to the date fixed for liquidation, winding-up or dissolution. If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference of, and accumulated and unpaid dividends on, the Series B Preferred Stock and all parity stock are not paid in full, the holders of the Series B Preferred Stock and the parity stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of the Series B Preferred Stock will have no right or claim to any of our remaining assets. Neither the sale, conveyance or other transfer of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The certificate of designations will not contain any provision requiring funds to be set aside to protect the liquidation preference of, and accumulated and unpaid dividends on, the Series B Preferred Stock even though it is substantially in excess of the par value thereof.

Voting rights

The holders of the Series B Preferred Stock will have no voting rights except as set forth below or as otherwise required by Delaware law from time to time.

If and whenever (1) six full quarterly dividends, whether or not consecutive, payable on our Series B Preferred Stock are not paid or (2) we fail to pay the purchase price on the purchase date for shares of Series B Preferred Stock following a fundamental change (as defined below), then, in each case, the number of directors constituting our board of directors will be increased by two and the holders of our Series B Preferred Stock, voting as a single class with any other class or series of preferred stock having similar voting rights that are exercisable, will have a right to elect those additional directors to our board until all accumulated and unpaid dividends on our Series B Preferred Stock have been paid in full or until the purchase price for shares of Series B Preferred Stock following a fundamental change has been paid in full, as the case may be. The directors so elected shall not be divided into the classes of the board of directors, if any, but shall serve for annual terms. To exercise this right, any holder of our Series B Preferred Stock may by written notice request that we call a special meeting of the holders of our preferred stock for the purpose of electing the additional directors and, if the non-payment of dividends is continuing, we must call that meeting within 60 days of the date of such written request. The terms of the directors so elected will continue until such time as all accumulated and unpaid dividends on our Series B Preferred Stock have been paid in full or until the purchase price for shares of Series B Preferred Stock following a fundamental change has been paid in full, as the case may be, and at such time, the number of our directors will, without further action, be reduced by two.

In addition, we will not, without the approval of the holders of at least 66 2/3% of the shares of our Series B Preferred Stock then outstanding:

•	amend our certificate of incorporation and bylaws by merger or otherwise, if the amendment would alter or change the powers, preferences, privileges or rights of the holders of shares of our Series B Preferred Stock so as to adversely affect them;

•	issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any senior stock; or

•	reclassify any of our authorized stock into any senior stock of any class, or any obligation or security convertible into or evidencing a right to purchase any senior stock,

provided that no such vote will be required for us to take any of these actions to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any parity stock or junior stock. In addition, if we create an additional series of preferred stock that is part of the same class as the Series B Preferred Stock and all series of the class are not equally affected by a proposed change, the approval of the holders of at least 66 2/3% of the series that would have diminished status will be required to amend our certificate of incorporation and bylaws by merger or otherwise. The holders of the Series B Preferred Stock will generally not have any vote in a merger or consolidation, including in any such transactions in which the Series B Preferred Stock is converted into the right to receive cash or securities; provided, however, that as described above, the holders will be entitled to vote in mergers and consolidations that amend the powers, preferences, privileges or rights of the holders so as to adversely affect them.

In all cases in which the holders of Series B Preferred Stock shall be entitled to vote, each share of Series B Preferred Stock shall be entitled to one vote. Where the holders of the Series B Preferred Stock are entitled to vote as a class with holders of any other class or series of preferred stock having similar voting rights that are exercisable, each class or series shall have the number of votes proportionate to the aggregate liquidation preference of its outstanding shares.

Conversion rights

Subject to our right to force conversion as described below under “—Forced conversion,” each share of Series B Preferred Stock will be convertible at any time at the option of the holder thereof into 3.4433 shares of our common stock (based on an initial conversion price of approximately $14.52 per share of common stock, which we refer to as the “conversion price,” subject to adjustment as described below under “—Conversion price adjustment”). Upon conversion, we will have the right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of our common stock, as described below under “—Settlement upon conversion.” The conversion rate at any time, which we refer to as the “conversion rate,” is equal to $50 divided by the conversion price at such time rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655). Upon any conversion at a holder’s option, the holder will not receive any cash payment representing accumulated and unpaid dividends on the Series B Preferred Stock, whether or not in arrears, except in limited circumstances as described below.

The holders of shares of Series B Preferred Stock at the close of business on a record date will be entitled to receive the dividend payment, if declared and paid, on those shares on the corresponding dividend payment date notwithstanding the conversion of such shares following that record date. However, shares of Series B Preferred Stock surrendered for conversion during the period between the close of business on any record date and the close of business on the business day immediately preceding the applicable dividend payment date must be accompanied by payment in cash of an amount equal to the amount of the dividend payable on such shares on that dividend payment date, unless (1) we have specified a forced conversion date (as defined below under “—Forced conversion”) during such period and conversion occurs at any time after we have issued the press release announcing such forced conversion, (2) we have specified a fundamental change purchase date during such period or (3) to the extent of any accumulated and unpaid dividends (for dividend periods other than the current dividend payment period). A holder of shares of Series B Preferred Stock on a record date who (or whose transferee) tenders any shares for conversion on the corresponding dividend payment date will receive the dividend payable by us on the Series B Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series B Preferred Stock for conversion.

Conversion procedures

We will initially issue the Series B Preferred Stock in the form of one or more global securities, which may be exchanged for certificated Series B Preferred Stock under certain limited circumstances. See “—Certificated Series B Preferred Stock” below.

If a holder of Series B Preferred Stock holds a beneficial interest in a global certificate representing shares of Series B Preferred Stock, to convert its shares of Series B Preferred Stock the holder must comply with the procedures of The Depository Trust Company, or the “Depositary,” for converting a beneficial interest in a global certificate.

If a holder of Series B Preferred Stock holds a certificate representing shares of Series B Preferred Stock, to convert its shares of Series B Preferred Stock the holder must:

•	complete and manually sign the conversion notice on the back of the certificate, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable except if we elect to settle all or a portion of the conversion value (as defined below under “—Settlement upon conversion”) in cash, in which event such conversion notice may be retracted during the conversion retraction period (as defined below under “—Settlement upon conversion”), and the certificate to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to dividends payable on the next dividend payment date to which the holder is not entitled.

The date the holder complies with these requirements is the “conversion date” under the certificate of designations. If we elect to satisfy our conversion obligation only in shares of our common stock, we will deliver the shares of our common stock due upon conversion, together with any cash in lieu of fractional shares as described below, no later than the third business day following the date of conversion, except as described in “—Purchase or exchange upon a fundamental change” or “—Adjustment to the conversion rate upon a fundamental change” below. If we elect to satisfy any portion of the conversion obligation in cash, we will deliver the shares of our common stock (if any) and cash due upon conversion on the third business day following the last trading day of the related cash settlement averaging period (as defined below under “—Settlement upon conversion”).

Settlement upon conversion

Pursuant to the procedures described below, upon a conversion, we will have the right to deliver the conversion value, in lieu of shares of our common stock, in cash or a combination of cash and shares of our common stock, provided that we may only elect to deliver cash if our debt instruments in existence at that time permit such payment and assets are legally available to pay such amounts. “Conversion value” means an amount equal to the product of the applicable conversion rate multiplied by the arithmetic average of the volume-weighted average price (as defined below) of our shares of common stock on each trading day during the cash settlement averaging period (as defined below). Unless we have forced conversion as described under “—Forced conversion” below, we will not be required to notify holders of our method for settling our conversion obligation relating to the conversion value until the Series B Preferred Stock is submitted for conversion.

If we receive a holder’s conversion notice, the following procedures will apply:

•	We will notify any holders of Series B Preferred Stock exercising a conversion right, at any time on or prior to the date that is three trading days following the conversion date (the “settlement notice period”), if we choose to settle any portion of our conversion obligation in whole or in part in cash. If we elect to settle the conversion value in a combination of cash and shares of common stock, we will specify the percentage of the conversion value relating to the Series B Preferred Stock surrendered for conversion that we will pay in cash. Any portion of the conversion value which we have not decided to settle in cash will be settled in shares of our common stock (except that we will pay cash in lieu of issuing any fractional shares). We will treat all holders converting on the same trading day in the same manner. We will not, however, have any obligation to settle the conversion value arising on different trading days in the same manner. That is, we may choose on one trading day to settle in shares of common stock only and choose on another trading day to settle in cash or a combination of shares of common stock and cash.

•	If we timely elect to pay cash for any portion of the conversion value, the holder may retract the conversion notice at any time during the two trading day period beginning on the trading day after the final day of the settlement notice period (the “conversion retraction period”); no such retraction may be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares of common stock (other than cash in lieu of fractional shares).

•	The “cash settlement averaging period” shall mean the 20 trading day period beginning on the trading day following the final trading day of the conversion retraction period.

Settlement amounts will be computed as follows:

1. If we elect to satisfy any conversion obligation solely in shares of common stock (other than with respect to fractional shares), we will deliver to the holder, for each share of Series B Preferred Stock, a number of shares of common stock equal to the applicable conversion rate.

2. If we elect to satisfy any conversion obligation solely in cash, we will deliver to the holder, for each share of Series B Preferred Stock, cash in an amount equal to the conversion value.

3. If we elect to satisfy any conversion obligation in a combination of cash and shares of common stock, we will deliver to the holder, for each share of Series B Preferred Stock:

(a) a cash amount (the “cash amount”) (excluding any cash paid for fractional shares) equal to the product of (i) the conversion value and (ii) the percentage of the conversion obligation to be satisfied in cash;

and

(b) a number of shares of common stock equal to the difference between:

•	the applicable conversion rate; minus

•	the number of shares of common stock equal to the quotient of (i) the cash amount divided by (ii) the arithmetic average of the volume-weighted average price of our common stock on each trading day during the cash settlement averaging period.

A “trading day” means a day (1) on which the principal exchange or market on which our common stock is traded is open for trading and (2) that is not a disrupted trading day. If there is no exchange or market on which our common stock is traded, “trading day” means any business day. A “disrupted trading day” means a trading day on which shares of our common stock experience any of the following during the one-hour period ending at the conclusion of the regular trading day:

•	any suspension of or limitation imposed on the trading of shares of our common stock on any national or regional securities exchange or association or over-the-counter market;

•	any event (other than an event listed in the next bullet below) that disrupts or impairs the ability of market participants in general to (1) effect transactions in or obtain market values for shares of our common stock on any relevant national or regional securities exchange or association or over-the-counter market or (2) effect transactions in or obtain market values for futures or options contracts relating to shares of our common stock on any relevant national or regional securities exchange or association or over-the-counter market; or

•	any relevant national or regional securities exchange or association or over-the-counter market on which shares of our common stock trade closes on any exchange trading day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such exchange and (2) the submission deadline for orders to be entered into the exchange for execution on such trading day.

The “volume-weighted average price” per share of our common stock on any trading day means the volume-weighted average price per share as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PQ <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of the principal exchange or market on which our common stock is listed or traded to the scheduled close of such exchange or market on such trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

Fractional shares

No fractional shares of our common stock or securities representing fractional shares of our common stock will be issued upon conversion. Any fractional interest in a share of our common stock resulting from conversion will be paid in cash based on the closing sale price (as defined below under “—Forced conversion”) at the close of business on the trading day next preceding the date of conversion.

Conversion price adjustment

The conversion price is subject to adjustment (in accordance with formulas set forth in the certificate of designations) in certain events, including:

•	any payment of a dividend or other distribution to all holders of our common stock in shares of our common stock;

•	any issuance to all holders of our common stock of rights, options or warrants entitling them to subscribe for or purchase shares of our common stock for a period expiring within 60 days from the date of issuance at less than the market value (as defined below) of such common stock; provided, however, that no adjustment shall be made with respect to such a distribution if the holders of shares of Series B Preferred Stock would be entitled to receive such rights, options or warrants without conversion and based on the applicable conversion rate; provided further, however, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the conversion price will not be adjusted until such triggering events occur;

•	any subdivision, split, combination or reclassification of our common stock;

•	any dividend or distribution by us consisting exclusively of cash to all holders of our common stock (excluding any dividend or distribution in connection with our liquidation, dissolution or winding up), in which event the conversion price will be adjusted by dividing:

(1) the conversion price by:

(2) a fraction, the numerator of which will be the market value (as defined below) of a share of our common stock and the denominator of which will be the market value of a share of our common stock minus the amount per share of such dividend or distribution.

•	the completion of a tender or exchange offer made by us or any subsidiary of ours for outstanding shares of our common stock to the extent that the cash and the value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; or

•	a distribution to all holders of our common stock consisting of evidences of indebtedness, shares of capital stock other than our common stock or assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above and in the following paragraphs of this section).

No adjustment to the conversion price will be required unless such adjustment would require an increase or decrease of at least 1.0% of the conversion price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1.0% of such conversion price; provided, however, that notwithstanding the foregoing, all such carried-forward adjustments shall be made at the time we mail a notice of forced conversion or a notice regarding a fundamental change, and at the time of conversion of Series B Preferred Stock. No adjustment to the conversion price will be made if such adjustment will result in a conversion price that is less than the par value of our common stock.

In addition, we reserve the right to make such decreases in the conversion price in addition to those required in the foregoing provisions as we consider to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. If we elect to make such a decrease in the conversion price, we will comply with the requirements of securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the decrease in the conversion price.

The term “market value” means the average closing sale price of our common stock for a five consecutive trading day period on the New York Stock Exchange (or such other national securities exchange on which the common stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose) preceding the earlier of (1) the day preceding the date of determination and (2) the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this definition, the term “ex date” when used with respect to any issuance or distribution, means the first date on which our common stock trades, regular way, on the New York Stock Exchange or other principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time, without the right to receive the issuance or distribution.

On conversion, the holders of Series B Preferred Stock will receive, in addition to shares of our common stock and any cash for fractional shares, the rights under any stockholder rights plan (i.e., poison pill) we have established or in the future may establish, so long as any such plans have not expired or been terminated by us, whether or not the rights are separated from our common stock prior to conversion. A distribution of rights pursuant to such a stockholder rights plan will not trigger a conversion price adjustment pursuant to the second or sixth bullet points under this caption “—Conversion price adjustment,” so long as we have made proper provision to provide that holders will receive such rights upon conversion in accordance with the terms of the certificate of designations. We currently have a stockholder rights plan.

If we distribute rights or warrants (other than those referred to in the second bullet point under this caption “—Conversion price adjustment”) pro rata to all holders of shares of our common stock, so long as any such rights or warrants have not expired or been redeemed by us, the holder of any Series B Preferred Stock surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of common stock then issuable upon such conversion, which we refer to as the “conversion shares,” a number of rights or warrants to be determined as follows:

•	if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants, which we refer to as the “distribution date,” the same number of rights or warrants to which a holder of a number of shares of our common stock equal to the number of conversion shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants; and

•	if such conversion occurs after such distribution date, the same number of rights or warrants to which a holder of the number of shares of our common stock into which such Series B Preferred Stock was convertible immediately prior to such distribution date would have been entitled on such distribution date had such Series B Preferred Stock been converted immediately prior to such distribution date in accordance with the terms and provisions applicable to the rights or warrants.

The conversion price will not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants.

The conversion price will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the issue date of the Series B Preferred Stock;

•	for a change in the par value or no par value of our common stock; or

•	for accumulated and unpaid dividends.

Forced conversion

On or after October 20, 2010, we may at any time by providing not less than 15 nor more than 45 days’ notice, cause the Series B Preferred Stock to be automatically converted at the applicable conversion rate. We may exercise this right only if the closing sale price (as defined below) of our common stock for at least 20 trading days in a period of 30 consecutive trading days, including the last trading day of such 30-day period, ending on the trading day prior to our issuance of a press release announcing the forced conversion as described below, equals or exceeds 130% of the conversion price on each such trading day.

The “closing sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the New York Stock Exchange (or such other principal national securities exchange on which the common stock is then listed or authorized for quotation or, if not so listed or authorized for quotation, the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

To exercise the forced conversion right described above, we must issue a press release prior to the close of business on the first trading day following any date on which the conditions described in the first paragraph of this “—Forced conversion” section are met, announcing such election to call a Forced Conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series B Preferred Stock (not more than seven business days after the date of the press release) of the election to call a Forced Conversion. The conversion date will be a date selected by us, which we refer to as the “forced conversion date,” and will be no more than 45 days or less than 15 days after the date on which we issue such press release.

In addition to any information required by applicable law or regulation, the press release and notice of a forced conversion shall state, as appropriate:

•	the forced conversion date;

•	the conversion rate and whether the conversion obligation will be satisfied in cash, shares of common stock or a combination of cash and shares; and

•	that dividends on the Series B Preferred Stock to be converted will cease to accumulate on the forced conversion date.

The provisions under “—Settlement upon conversion” shall apply as if the forced conversion date were the date on which we received notice of conversion; provided that the provisions related to conversion retraction shall not apply.

On and after the forced conversion date, dividends will cease to accumulate on the Series B Preferred Stock to be converted, all rights of holders of such Series B Preferred Stock will terminate and all outstanding shares of Series B Preferred Stock will automatically convert at the applicable conversion rate. The dividend payment with respect to the Series B Preferred Stock for which the forced conversion date occurs during the period between the close of business on any record date for the payment of dividends to the close of business on the corresponding dividend payment date will be payable on such dividend payment date to the record holder of such shares on such record date. Except as provided in the immediately preceding sentence, with respect to a forced conversion, no payment or adjustment will be made upon conversion of Series B Preferred Stock for accumulated and unpaid dividends or for dividends with respect to the common stock issued upon such conversion.

We may not authorize, issue a press release announcing or give notice of any forced conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the Series B Preferred Stock for periods ended prior to the date of such press release or notice shall have been paid.

Limited optional redemption

In addition to the forced conversion provision described above, at any time on or after October 20, 2010, if fewer than 15% of the shares of Series B Preferred Stock issued in this offering (including any additional shares issued pursuant to the underwriters’ over-allotment option) are outstanding, we may, at our option, redeem for cash all such Series B Preferred Stock, to the extent of lawfully available funds therefor, at a redemption price equal to the liquidation preference of $50 plus accumulated and unpaid dividends on a share of Series B Preferred Stock to, but excluding, the redemption date, for each share of Series B Preferred Stock. If the redemption date falls after a record date and on or prior to the corresponding dividend payment date, (1) we will pay the full amount of accumulated and unpaid dividends payable on such dividend payment date only to the holder of record at the close of business on the corresponding record date and (2) the redemption price payable on the redemption date will include only the liquidation preference, but will not include any amount in respect of dividends declared and payable on such corresponding dividend payment date. The provisions of the final two paragraphs under the caption “—Forced conversion” shall apply to any such redemption as if the redemption date were the forced conversion date. In addition, to exercise the right described in this paragraph, we must issue a press release at any time following satisfaction of the condition described in this paragraph, followed by a notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series B Preferred Stock (not more than seven business days after the date of the press release), and we must state in such press release and notice the date on which we will redeem the Series B Preferred Stock, which we refer to as the “redemption date,” and which will be no more than 45 days or less than 15 days after the date we give notice.

Recapitalizations, reclassifications and changes in our common stock

Following any reclassification of our common stock, consolidation or merger of our Company with or into another person or any merger of another person with or into us (with certain exceptions), or any sale or other disposition of all or substantially all of our assets (computed on a consolidated basis) other than in connection with a liquidation, winding-up or dissolution of us, a holder of a share of Series B Preferred Stock (or a successor preferred stock) then outstanding will, upon conversion of such Series B Preferred Stock, be entitled to receive the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale or other disposition by a holder of the number of shares of common stock into which such Series B Preferred Stock was convertible immediately prior thereto, after giving effect to any adjustment event, which we refer to as the “reference property.” For purposes of the foregoing, the type and amount of reference property to which a holder of our common stock would have been entitled in the case of a reclassification, consolidation, merger, sale or other disposition that causes our common stock to be converted into the right to receive more than a single type of consideration, determined based in part upon any form of stockholder election, will be deemed to be (1) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (2) if no holders of our common stock make such an election, the types and amount of consideration actually received by such holders.

Purchase or exchange upon a fundamental change

If a fundamental change (as defined below) occurs, the holders of the Series B Preferred Stock will have the right, subject to the terms and conditions of the certificate of designations, to require us to repurchase all of, or any portion of, the holders’ shares of Series B Preferred Stock. We will purchase the Series B Preferred Stock at a price equal to 100% of the liquidation preference of the Series B Preferred Stock to be purchased plus any accumulated and unpaid dividends, to, but excluding, the fundamental change purchase date (as defined below). If the fundamental change purchase date falls after a record date and on or prior to the corresponding dividend payment date, (1) we will pay the full amount of accumulated and unpaid dividends payable on such dividend payment date only to the holder of record at the close of business on the corresponding record date and (2) the purchase price payable on the fundamental change purchase date will include only the liquidation preference, but will not include any amount in respect of dividends declared and payable on such corresponding dividend payment date. We will be required to purchase the Series B Preferred Stock as of a date that is not less than 30 nor more than 60 days after we mail notice of the occurrence of such fundamental change, which we refer to as the “fundamental change purchase date.”

We may, subject to legally available funds, choose to pay the purchase price in cash, shares of our common stock or a combination of cash and shares. If we elect to pay all or a portion of the purchase price in shares of our common stock, the shares of common stock will be valued at the greater of (a) a discount of 5% below the average of the daily volume-weighted average price per share for the ten consecutive trading days ending on the third trading day prior to the fundamental change purchase date, which we refer to as the “average daily volume-weighted average price” and (b) $4.47 per share subject to adjustment as described under “—Conversion price adjustment” (the amount set forth in this clause (b) being referred to as the “common stock value floor”). As a result, if we choose to pay all or a portion of the purchase price in shares of our common stock, in no event will the total number of shares of common stock issued by us in respect of such repurchase exceed 11.1857 shares of common stock for each share of Series B Preferred Stock, subject to adjustment as described under “ —Conversion price adjustment,” and we will not be required to pay cash in the event the per share value of the common stock issued upon any such repurchase is less than the common stock value floor. However, we may not pay the purchase price in shares of our common stock or a combination of shares of our common stock and cash unless we satisfy certain conditions prior to the fundamental change purchase date as provided in the certificate of designations, including registration of the shares of our common stock to be issued upon a fundamental change purchase date under the Securities Act.

If we pay all or a portion of the purchase price in shares of our common stock, we will notify the holder of such payment in our notice regarding the fundamental change. Because the average daily volume-weighted average price will be determined prior to the fundamental change purchase date, holders of Series B Preferred Stock bear the market risk that shares of our common stock will decline in value between the date the average daily volume-weighted average price is calculated and the fundamental change purchase date. In addition, because the number of shares of our common stock that the holder will receive is based on the average daily volume-weighted average price for a ten trading-day period, the market value of those shares on the date of receipt may be less than the value of those shares based on the average daily volume-weighted average price.

Within 30 days after the occurrence of a fundamental change we are required to give notice (and issue a press release and publish on our website) to all holders of Series B Preferred Stock, as provided in the certificate of designations, of the occurrence of the fundamental change and of their resulting purchase right. We must also deliver a copy of our notice to the transfer agent.

To exercise this right, holders of the Series B Preferred Stock must deliver a written notice to the transfer agent prior to the close of business on the business day immediately before the fundamental change purchase date. The required purchase notice upon a fundamental change must state:

•	if certificated shares of Series B Preferred Stock have been issued, the Series B Preferred Stock certificate numbers, or if not, such information as may be required under the Depositary’s applicable procedures;

•	the number of Series B Preferred Shares to be purchased; and

•	that we are to purchase such Series B Preferred Stock pursuant to the applicable provisions of the Series B Preferred Stock and certificate of designations.

A holder may withdraw any fundamental change purchase notice by a written notice of withdrawal delivered to the transfer agent prior to the close of business on the business day before the fundamental change purchase date. The notice of withdrawal must state:

•	the number of the withdrawn shares of Series B Preferred Stock;

•	if certificated shares of Series B Preferred Stock have been issued, the Series B Preferred Stock certificate numbers, or if not, such information as may be required under the Depositary’s applicable procedures; and

•	the number, if any, of shares of Series B Preferred Stock that remain subject to such holder’s fundamental change purchase notice.

A holder must either effect book-entry transfer or deliver the Series B Preferred Stock to be purchased, together with necessary endorsements, to the office of the transfer agent after delivery of the fundamental change purchase notice to receive payment of the fundamental change purchase price. A holder will receive payment in cash or shares of our common stock, as applicable, on the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of the Series B Preferred Stock. If the transfer agent holds cash or securities sufficient to pay the fundamental change purchase price of the Series B Preferred Stock on the business day following the fundamental change purchase date, then, immediately after the fundamental change purchase date:

•	the shares of Series B Preferred Stock will cease to be outstanding;
•	dividends will cease to accrue; and
•	all other rights of the holder will terminate.

This will be the case whether or not book-entry transfer of the Series B Preferred Stock is made or whether or not the Series B Preferred Stock is delivered to the transfer agent or the Depositary.

We will comply with provisions of any tender offer rules under the Securities Exchange Act of 1934, or the “Exchange Act,” that may then be applicable, and will file any schedule required under the Exchange Act in connection with any offer by us to purchase Series B Preferred Stock at the option of the holders of Series B Preferred Stock upon a fundamental change.

The fundamental change purchase feature of the Series B Preferred Stock may in certain circumstances make more difficult or discourage a takeover of PetroQuest Energy, Inc. The fundamental change purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of common stock;
•	to obtain control of us by means of a merger, tender offer, solicitation or otherwise; or
•	by management to adopt a series of anti-takeover provisions.

Instead, the terms of the fundamental change purchase feature resulted from negotiations between the underwriters and us.

We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a fundamental change with respect to the fundamental change purchase feature of the Series B Preferred Stock but that would increase the amount of our (or our subsidiaries’) outstanding indebtedness.

Our ability to purchase shares of Series B Preferred Stock upon the occurrence of a fundamental change is subject to important limitations. Because we are a holding company, our ability to purchase the Series B Preferred Stock for cash may be limited by restrictions on our ability to obtain funds for such purchase through dividends from our subsidiaries and the terms of our then existing debt instruments. If a fundamental change were to occur, we may not have sufficient legally available funds to pay the purchase price for all tendered shares of Series B Preferred Stock. Any future credit agreements or other agreements relating to our indebtedness may contain provisions prohibiting the purchase of the Series B Preferred Stock under certain circumstances, or expressly prohibit our purchase of the Series B Preferred Stock upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from purchasing shares of Series B Preferred Stock for cash, we could seek the consent of our lenders to purchase the Series B Preferred Stock or attempt to refinance this debt. If we do not obtain consent, we would not be permitted to purchase the Series B Preferred Stock for cash. The terms of our bank credit agreement and the indenture pursuant to which our 10 3/8% senior notes due 2012 were issued restrict our ability to repurchase shares of Series B Preferred Stock following a fundamental change.

We will not be required to purchase shares of Series B Preferred Stock upon the occurrence of a fundamental change if (1) a third party agrees to purchase the shares of Series B Preferred Stock upon the occurrence of a fundamental change in the manner, at the times and otherwise in compliance with the requirements set forth in the certificate of designations applicable to a purchase of shares of Series B Preferred Stock upon the occurrence of a fundamental change and (2) the third party purchases the shares of Series B Preferred Stock on such basis.

Adjustment to the conversion rate upon a fundamental change

We must give notice of each fundamental change (as defined below) to all record holders on a date, which we refer to as the “fundamental change notice date,” that is within ten trading days (and with respect to a fundamental change described in paragraph (3) of the definition of fundamental change, ten trading days prior to the anticipated effective date of such fundamental change) after the effective date of such fundamental change. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the effective date of the fundamental change;

•	the purchase price and whether that price will be paid in cash, shares of our common stock or a combination of cash and shares;

•	the name and address of the paying agent and the conversion agent, if applicable; and

•	if applicable, the expected determination of the number of additional shares to be added to the conversion rate, as described in this section and “—Determination of the adjustment to the conversion rate upon a fundamental change” below.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

If a holder converts its Series B Preferred Stock at any time beginning on the fundamental change notice date after a notice is given to holders regarding a fundamental change described in paragraph (3) of the definition of that term, and ending at the close of business on the 30th trading day immediately following such effective date of such fundamental change, we will increase the conversion rate for such shares of Series B Preferred Stock by an amount described under “—Determination of the adjustment to the conversion rate upon a fundamental change” below; provided that such increase in the conversion rate shall not take place if such fundamental change is not consummated and the additional shares described under “—Determination of the adjustment to the conversion rate upon a fundamental change” will be issued after the later to occur of (1) the fifth business day following the effective date of the fundamental change and (2) the fifth business day following the relevant date of conversion.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

1. any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

2. individuals who on September 25, 2007, constituted the board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on September 25, 2007, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office;

3. the merger or consolidation of the Company with or into another person or the merger of another person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another person other than a transaction following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving person in such merger or consolidation transaction or transferee in such sale of assets transaction immediately after such transaction;

4. the adoption of a plan relating to the liquidation or dissolution of the Company; or

5. our common stock is neither listed on a national securities exchange nor listed nor approved for quotation on an over-the-counter market in the United States.

However, a fundamental change will not be deemed to have occurred in the case of a share exchange, merger or consolidation or in an exchange offer having the result described in subsection 1 above, if 90% or more of the consideration in the aggregate paid for common stock (and cash payments pursuant to dissenters’ appraisal rights) in the share exchange, merger or consolidation (or exchange offer) consists of common stock of a United States company traded on a national securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such transaction).

“Voting Stock” of a person means all classes of capital stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable state law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

Upon the conversion of our Series B Preferred Stock in connection with a fundamental change, the holder will be entitled to receive a cash payment for all accumulated and unpaid dividends. If the effective date of the conversion is a date that is prior to the close of business on any record date, however, the holder will not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding dividend payment date. If the effective date of the conversion is a date that is after the close of business on any record date and prior the close of business on the corresponding dividend payment date, all dividends, including accumulated and unpaid dividends, whether or not in arrears, with respect to the Series B Preferred Stock converted on such date, will be payable on such dividend payment date to the record holder of such shares on such record date.

Determination of the adjustment to the conversion rate upon a fundamental change

If a holder of Series B Preferred Stock elects to convert such stock within the time period described above under “—Adjustment to the conversion rate upon fundamental change,” and such fundamental change is one described in paragraph (3) of the definition of that term, we will increase the applicable conversion rate by a number of additional shares for such Series B Preferred Stock, which we refer to as the “additional shares.”

The number of additional shares will be determined by reference to the table below, based on the effective date and the price of our common stock, which we refer to as the “stock price.” If the consideration for our common stock consists solely of cash, then the stock price will be the cash amount paid per share of our common stock. Otherwise the stock price will be the average of the closing sale price per share of our common stock for the five consecutive trading days immediately preceding the effective date of such fundamental change.

The following table sets forth the number of additional shares per share of Series B Preferred Stock to be added to the conversion rate in connection with the fundamental change referred to above:

	Number of additional shares
	Stock price(1)

Effective date	$11.17	$12.50	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50
9/25/2007	1.0330	1.0131	0.7159	0.5462	0.4299	0.3444	0.2892	0.2463
10/20/2008	1.0330	0.9006	0.6110	0.4361	0.3261	0.2556	0.2063	0.1729
10/20/2009	1.0330	0.8238	0.5041	0.3128	0.2016	0.1383	0.1021	0.0807
10/20/2010	1.0330	0.8654	0.5063	0.1995	0.0194	0.0000	0.0000	0.0000
after 10/20/2010	1.0330	0.8654	0.5063	0.1995	0.0194	0.0000	0.0000	0.0000

	Stock price(1)

Effective date	$30.00	$32.50	$35.00	$37.50	$40.00	$42.50	$45.00
9/25/2007	0.2124	0.1883	0.1656	0.1482	0.1331	0.1199	0.1086
10/20/2008	0.1474	0.1285	0.1136	0.1014	0.0913	0.0827	0.0752
10/20/2009	0.0673	0.0581	0.0515	0.0462	0.0418	0.0381	0.0348
10/20/2010	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
after 10/20/2010	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(1)	The stock prices set forth in the table will be adjusted as of any date on which the conversion price of the Series B Preferred Stock is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to the adjustment divided by a fraction, the numerator of which is the conversion price immediately prior to the adjustment and the denominator of which is the conversion price as so adjusted.

The exact stock price and effective date may not be set forth in the table, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by straight-

line interpolation between the additional share amounts set forth for the higher and lower stock prices and the two effective dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $50.00 per share (subject to adjustment in the same manner as the stock price), no additional shares will be added to the conversion rate; and

•	if the stock price is less than $4.47 per share (subject to adjustment in the same manner as the stock price), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 11.1857 shares of common stock for each share of Series B Preferred Stock, subject to adjustment as described under “—Conversion price adjustment.”

Our obligation to increase the conversion rate by the number of additional shares could be considered a penalty, in which case the enforceability thereof would be subject to general equitable principles of reasonableness of economic remedies.

Notices

When we are required to give notice to holders of our Series B Preferred Stock by issuing a press release, rather than directly to holders, we will do so in a public medium that is customary for such press release. In such cases, however, publication of a press release through the Dow Jones News Service will be considered sufficient to comply with such notice obligation.

When we are required to give notice to holders of our Series B Preferred Stock within a specified number of trading days prior to a specified event, we will identify such trading days in good faith based on the definition of trading days set forth above. Any notice issued in reliance on such identification will satisfy our obligation with respect to the timing of such notice, notwithstanding any subsequent events that may cause such days to fail to be trading days.

Miscellaneous

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon the conversion of the Series B Preferred Stock, that number of shares of common stock as shall from time to time be issuable upon the conversion of all the shares of the Series B Preferred Stock then outstanding. The Series B Preferred Stock converted into our common stock or otherwise reacquired by us shall resume the status of authorized and unissued shares of our preferred stock, undesignated as to series, and shall be available for subsequent issuance.

Book-entry, delivery and form

We will initially issue the Series B Preferred Stock in the form of one or more global securities. The global securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or Cede & Co., the Depositary’s nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the global securities directly through the Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.

Shares of Series B Preferred Stock that are issued as described below under “—Certificated Series B Preferred Stock” will be issued in definitive form. Upon the transfer of Series B Preferred Stock in definitive form, such Series B Preferred Stock will, unless the global securities have previously been exchanged for Series B Preferred Stock in definitive form, be exchanged for an interest in the global securities representing an amount equal to the liquidation preference of Series B Preferred Stock being transferred.

The Depositary has advised us as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary, which we refer to as “participants,” and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary’s book-entry system is also available to others such as banks, brokers, dealers and trust companies, which we refer to as “indirect participants,” that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to procedures established by the Depositary, upon the deposit of the global securities with, or on behalf of, the Depositary, the Depositary will credit, on its book-entry registration and transfer system, the liquidation preference of the Series B Preferred Stock represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters of such Series B Preferred Stock. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

So long as the Depositary, or its nominee, is the registered holder and owner of the global securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and holder of the Series B Preferred Stock evidenced by the global certificates for all purposes of such Series B Preferred Stock and the certificate of designations, except as set forth below, as an owner of a beneficial interest in the global certificates, a holder of Series B Preferred Stock will not be entitled to have the Series B Preferred Stock represented by the global securities registered in its name, will not receive or be entitled to receive physical delivery of certificated Series B Preferred Stock in definitive form and will not be considered to be the owner or holder of any Series B Preferred Stock under the global securities. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the Depositary, as the holder of the global securities, is entitled to take, the Depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

All payments on shares of Series B Preferred Stock represented by the global securities registered in the name of and held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the global securities.

We expect that the Depositary or its nominee, upon receipt of any payment on the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation preference of the global securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any Series B Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.

Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of the Depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the transfer agent will have any responsibility or liability for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Series B Preferred Stock

Subject to certain conditions, the Series B Preferred Stock represented by the global securities is exchangeable for certificated Series B Preferred Stock in definitive form of like tenor as such Series B Preferred Stock if (1) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the global securities or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor is not appointed within 90 days or (2) we in our discretion at any time determine not to have any of the Series B Preferred Stock represented by the global securities. Any Series B Preferred Stock that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Series B Preferred Stock issuable for such number of shares and registered in such names as the Depositary shall direct. Subject to the foregoing, the global securities are not exchangeable, except for global securities representing the same aggregate number of shares and registered in the name of the Depositary or its nominee.

Certain United States federal income tax consequences

General

The following is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership, and disposition of our Series B Preferred Stock and common stock received in respect thereof. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Other federal tax consequences (such as estate, gift and alternative minimum tax consequences) and state, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the Series B Preferred Stock or common stock as a position in a hedging, “straddle” or “conversion transaction” or other risk reduction transaction, and U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar. Tax consequences may vary depending upon the particular status of an investor. This discussion is limited to taxpayers who will hold the Series B Preferred Stock and the common stock received in respect thereof as “capital assets.”

THE DISCUSSIONS OF U.S. FEDERAL INCOME TAX CONSEQUENCES HEREIN (A) ARE NOT INTENDED OR WRITEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A TAXPAYER, AND (B) WERE WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS AND MATTERS DISCUSSED IN THIS DISCLOSURE. ALL TAXPAYERS SHOULD SEEK ADVICE FROM AN INDEPENDENT TAX ADVISOR BASED ON THEIR OWN PARTICULAR CIRCUMSTANCES.

You are a “U.S. Holder” if you are a beneficial owner of the Series B Preferred Stock and common stock received in respect thereof and you are for United States federal income tax purposes an individual citizen or resident of the United States, a domestic corporation, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or if the trust has a valid election in effect to be treated as a United States person.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Series B Preferred Stock or common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership purchasing Series B Preferred Stock, we urge you to consult your own tax advisor.

A “non-U.S. Holder” is a holder, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

Distributions

Distributions with respect to the Series B Preferred Stock and distributions with respect to our common stock (other than certain stock distributions) will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to Series B Preferred Stock or common stock exceeds both our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such Series B Preferred Stock or common stock, as the case may be, and thereafter as capital gain.

U.S. Holders. Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by certain non-corporate U.S. Holders, including individuals, in respect of the Series B Preferred Stock and common stock in taxable years beginning before January 1, 2011 are generally taxed at a maximum rate of 15%. Similarly, subject to certain exceptions for short-term and hedged positions, distributions on the Series B Preferred Stock and common stock constituting dividend income paid to holders that are domestic corporations generally will qualify for the dividends received deduction. You should consult your own tax advisor regarding the availability of the reduced dividend tax rate or the dividends received deduction in light of your particular circumstances.

Cash, stock or other amounts received by a holder of the Series B Preferred Stock or our common stock that are received with respect to accrued and unpaid dividends (whether received upon a disposition of Series B Preferred Stock or our common stock, a conversion of our Series B Preferred Stock, or otherwise) will in all cases be taxable as dividends as discussed above.

In certain circumstances, investors may receive a dividend with respect to the Series B Preferred Stock or our common stock that constitutes an “extraordinary dividend” (as defined in Section 1059 of the Code—generally a dividend extraordinarily large in relation to the taxpayer’s adjusted tax basis in the underlying stock where such stock has not been held for a required period of time). Investors that are U.S. corporations that receive an “extraordinary dividend” paid in respect of the Series B Preferred Stock or our common stock are required to (i) reduce their applicable stock basis (but not below zero) by the portion of such a dividend that is not taxed because of the dividends received deduction and (ii) to the extent that the non-taxed portion of such dividend exceeds such U.S. corporation’s adjusted tax basis in the applicable shares, treat the non-taxed portion of such dividend as gain from the sale or exchange of the Series B Preferred Stock or our common stock, as the case may be, for the taxable year in which such dividend is received. Non-corporate U.S. holders who receive an “extraordinary dividend” would be required to treat any losses on the sale of the Series B Preferred Stock or our common stock, as the case may be, as long-term capital losses to the extent of dividends received by them that qualify for the 15% tax rate discussed above.

Non-U.S. Holders. Except as described below, if you are a non-U.S. Holder of Series B Preferred Stock or common stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. For purposes of obtaining a reduced rate of withholding under an income tax treaty, you generally will be required to provide a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue

Service Form W-8ECI. When submitting an Internal Revenue Service Form W-8ECI or W-8BEN, or an acceptable substitute form, you must represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income (in which case, the W-8ECI would apply) or the dividends are exempt from taxation under an income tax treaty because the dividends are not attributable to a United States permanent establishment (in which case, the W-8BEN would apply).

“Effectively connected” dividends are taxed at rates applicable to U.S. Holders, unless an applicable income tax treaty provides otherwise.

If you are a corporate non-U.S. Holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Adjustment of conversion rate

The conversion rate of the Series B Preferred Stock is subject to adjustment under certain circumstances. Treasury regulations promulgated under Section 305 of the Code treat a holder of Series B Preferred Stock as having received a constructive distribution includible in such holder’s U.S. income in the manner described under “—Distributions” above, if and to the extent that certain adjustments in the conversion rate increase the holder’s proportionate interest in our earnings and profits. For example, an increase in the conversion rate to reflect a taxable dividend to holders of common stock will generally give rise to a deemed taxable dividend to the holders of the Series B Preferred Stock to the extent of our current and accumulated earnings and profits. An increase in the conversion rate following a fundamental change would also generally give rise to such a deemed taxable dividend. Thus, under certain circumstances, you may recognize income in the event of a deemed distribution even though you may not receive any cash or property. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution in the interests of the holders of the Series B Preferred Stock, however, will generally not be considered to result in a constructive dividend distribution.

Dispositions

U.S. Holders. If you are a U.S. Holder and you sell or otherwise dispose of the Series B Preferred Stock or common stock, you will generally recognize capital gain or loss equal to the difference between the amount you realize and your adjusted tax basis in the stock. Such capital gain or loss will be long-term capital gain or loss if your holding period for the shares is more than one year. Long-term capital gain of a noncorporate U.S. Holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15%. The deductibility of net capital losses is subject to limitations.

Non-U.S. Holders. If you are a non-U.S. Holder, you generally will be subject to United States federal income tax on gain that you recognize on a disposition of Series B Preferred Stock or common stock since we are and expect to remain a United States real property holding corporation as discussed in more detail below. Non-U.S. Holders are generally only subject to United States federal income tax on the disposition of capital stock if:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•	we are or have been a United States real property holding corporation for federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or your holding period (the “Applicable Period”).

Again, we believe we currently are and anticipate remaining a United States real property holding corporation for United States federal income tax purposes. The Foreign Investment in Real Property Tax Act (“FIRPTA”) requires non-U.S. persons to recognize gain upon disposition of certain interests in United States real property holding corporations. Whether such gains must be recognized depends upon various rules, including in particular the extent to which our stock is “regularly traded on an established securities market” (stock so traded is hereinafter referred to as “Publicly Traded”).

We believe that our common stock is and will remain Publicly Traded. However, we do not expect our Series B Preferred Stock to be Publicly Traded, although this may change in the future. If this does not change, and we continue to be treated as a United States real property holding corporation, (i) gain realized by a non-U.S. holder on a disposition of Series B Preferred Stock or the conversion of Series B Preferred Stock into our common stock would nevertheless not be subject to U.S. federal income tax under FIRPTA so long as the non-U.S. Holder was considered to have owned (directly or indirectly) at all times during the Applicable Period an amount of Series B Preferred Stock having a fair market value no greater than the fair market value of five percent of our common stock, and (ii) gain realized by a non-U.S. holder on a disposition of our common stock would not be subject to U.S. federal income tax under FIRPTA so long as the non-U.S. Holder was considered to have owned (directly or indirectly) at all times during the Applicable Period not more than five percent of our shares of common stock.

If our Series B Preferred Stock becomes Publicly Traded in the future, gain realized by a non-U.S. holder on a disposition of Series B Preferred Stock or the conversion of Series B Preferred Stock into our common stock would be subject to U.S. federal income tax under FIRPTA if the non-U.S. Holder was considered to have owned (directly or indirectly) at any time during the Applicable Period more than five percent of all shares of Series B Preferred Stock, even if at all times during the Applicable Period the fair market value of such shares held was no greater than the fair market value of five percent of our common stock. If our Series B Preferred Stock in the future becomes Publicly Traded, non-U.S. Holders holding five percent or less of all shares of Series B Preferred Stock at all times during the Applicable Period would not be subject to U.S. federal income tax under FIRPTA with respect to a disposition or conversion of such stock.

If our common stock ceases to be Publicly Traded (and our Series B Preferred Stock remains non-Publicly Traded), a non-U.S. Holder will be subject to U.S. federal income tax under FIRPTA with respect to all gains realized upon a disposition of Series B Preferred Stock or our common stock.

If you are a corporate non-U.S. Holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Conversion into common stock—U.S. Holders

If you surrender your Series B Preferred Stock for conversion, we will have the right, at our option, to deliver, in lieu of the shares of common stock otherwise issuable, solely cash or a combination of cash and common stock as described above under “Description of Series B Preferred Stock—Settlement upon conversion.”

Conversion entirely for stock. U.S. Holders generally will not recognize any gain or loss in respect of the receipt solely of common stock upon the conversion of the Series B Preferred Stock. The adjusted tax basis of shares of common stock received on conversion will equal the adjusted tax basis of the Series B Preferred Stock converted (reduced by the portion of adjusted tax basis allocated to any fractional share of common stock exchanged for cash), and the holding period of such common stock received on conversion will generally include your holding period for the converted Series B Preferred Stock.

Cash received in lieu of fractional shares of common stock will generally be treated as a payment in a taxable exchange, and you will generally recognize gain or loss on the receipt of such cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional shares.

Conversion entirely for cash. In the event that we deliver solely cash upon a conversion of Series B Preferred Stock, a U.S. Holder will generally recognize capital gain or loss on the conversion provided the conversion meets at least one of the following requirements as determined under federal income tax principles: (1) the conversion is not essentially equivalent to a dividend; (2) the conversion results in a complete termination of such holder’s interest in our Series B Preferred Stock and common stock; or (3) the conversion is substantially disproportionate with respect to such holder.

In determining whether any of the above requirements applies, Series B Preferred Stock and common stock considered to be owned by a U.S. Holder by reason of certain attribution rules must be taken into account.

If the conversion satisfies any of the above requirements, the U.S. Holder’s gain or loss will be determined in the same manner as if the U.S. Holder disposed of the Series B Preferred Stock in a taxable disposition (as described above under “—Dispositions—U.S. Holders”).

If the conversion does not satisfy any of the above requirements, then the entire amount received (without offset for the U.S. Holder’s tax basis in the Series B Preferred Stock redeemed) will be treated as a distribution as described under “—Distributions” above. In such case, such holder’s tax basis in the converted Series B Preferred Stock will be allocated to such holder’s remaining Series B Preferred Stock and common stock.

Conversion for part common stock and part cash. In the event that we deliver common stock and cash upon a conversion of Series B Preferred Stock, the U.S. federal income tax treatment of the conversion is uncertain. U.S. Holders should consult their tax advisors regarding the consequences of such a conversion. It is possible that the conversion could be treated as a recapitalization or as a partially taxable exchange, as briefly discussed below.

Treatment as a recapitalization. If we pay a combination of cash and common stock in exchange for Series B Preferred Stock upon conversion, the exchange may be treated as a recapitalization. In such case, the U.S. Holder would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of (A) the amount of cash (not including cash received in lieu of fractional shares) and the fair market value of common stock received (treating fractional shares as received for this purpose) in the exchange over (B) such holder’s adjusted tax basis in the Series B Preferred Stock, and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares, which would be treated as described above in “—Conversion entirely for stock”).

The tax basis of the shares of common stock received upon a conversion (including any basis allocable to any fractional share you are treated as exchanging as described in (“—Conversion entirely for stock”) would equal the adjusted tax basis of the Series B Preferred Stock that was converted, reduced by the amount of any cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share). A U.S. Holder’s holding period for shares of common stock would include the period during which the U.S. Holder held the Series B Preferred Stock.

Alternative treatment as part conversion and part redemption. If the conversion of Series B Preferred Stock into cash and common stock were not treated as a recapitalization, the conversion would be treated as in part a conversion into common stock and in part a separate disposition of the remaining portion of Series B Preferred Stock. In that event, the portion converted into common stock would be treated as described above in “—Conversion entirely for stock.” The portion converted into cash would be treated as described above in “—Conversion entirely for cash,” in which case the U.S. Holder would generally recognize gain or loss equal to the difference between the amount of cash received and the holder’s adjusted tax basis allocable to such portion of the Series B Preferred Stock.

In such case, the U.S. Holder’s tax basis in the Series B Preferred Stock would generally be allocated pro rata among the common stock received, the fractional share that is treated as sold for cash and the portion of the Series B Preferred Stock that is treated as sold for cash, based on the fair market value of the common stock received and the amount of cash received. The holding period for the common stock received in the conversion would include the holding period for the Series B Preferred Stock.

Conversion into common stock—Non-U.S. Holders

Non-U.S. Holders generally will not recognize any gain or loss in respect of the receipt of common stock upon the conversion of the Series B Preferred Stock. However, a conversion of our Series B Preferred Stock into our common stock by certain non-U.S. Holders may be subject to U.S. federal income tax and withholding under FIRPTA, including in particular the conversion by a non-U.S. holder of Series B Preferred Stock with a fair market value greater than the fair market value of 5% of our publicly traded common stock into common stock with a fair market value of no more than 5% of the fair market value of our publicly traded common stock.

Furthermore, since we are and we expect to remain a United State real property holding corporation under FIRPTA, Non-U.S. Holders generally will be subject to United States federal income tax on gain that they recognize on a taxable exchange of Series B Preferred Stock for cash (including cash received in lieu of fractional shares) unless they are subject to the exceptions discussed above in “—Dispositions—Non-U.S. Holders.” Cash paid to Non-U.S. Holders upon the conversion of Series B Preferred Stock may in certain circumstances constitute a distribution, as described above under “—Conversion into common stock—Conversion entirely for cash,” and in such case such amount will be treated as described above under “—Distributions—Non-U.S. Holders.”

Repurchase upon a fundamental change

U.S. Holders. Holders have the option to require us to repurchase the Series B Preferred Stock upon the occurrence of a fundamental change. See “Description of Series B Preferred Stock—Purchase or exchange upon a fundamental change.” We have the option to repurchase the Series B Preferred Stock upon such fundamental change by delivering cash, common stock, or a combination of cash and common stock. If we repurchase the Series B Preferred Stock entirely with common stock (including fractional shares of common stock exchanged for cash), then the repurchase will generally be treated in the same manner as a conversion of Series B Preferred Stock into common stock. See “—Conversion into common stock—Conversion entirely for stock.” If we repurchase the Series B Preferred Stock entirely with cash, then the repurchase will generally be treated in the same manner as a conversion of Series B Preferred Stock entirely for cash. See “—Conversion into common stock—Conversion entirely for cash.” If we repurchase the Series B Preferred Stock with a combination of common stock and cash, then the repurchase will generally be treated in the same manner as a conversion of Series B Preferred Stock for part common stock and part cash. See “—Conversion into common stock—Conversion for part common stock and part cash.”

Non-U.S. Holders. Non-U.S. Holders from whom we repurchase Series B Preferred Stock upon the occurrence of a fundamental change will be treated in the manner described above under “—Conversion into common stock—Non-U.S. Holders.”

Information reporting and backup withholding

U.S. Holders. Information reporting requirements generally will apply to payments qualifying as dividends on the Series B Preferred Stock or common stock and, unless the U.S. Holder receiving such amounts is an exempt recipient such as a corporation, to the proceeds of a sale or redemption of shares. Additionally, backup withholding will apply to such amounts if a U.S. Holder subject to the backup withholding rules fails to provide an accurate taxpayer identification number, is notified by the Internal Revenue Service that it has failed to report all dividends required to be shown on its federal income tax returns, or in certain circumstances, fails to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Non-U.S. Holders. Information reporting will generally apply to dividend payments. A non-U.S. Holder will be subject to backup withholding with respect to dividends paid to such holder unless such holder certifies under penalty of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of Series B Preferred Stock or common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Underwriting

We are offering the shares of Series B Preferred Stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities Inc. is acting as book-running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of Series B Preferred Stock listed next to its name in the following table:

Name	Number of shares

J.P. Morgan Securities Inc.	910,000
Howard Weil Incorporated	156,000
Johnson Rice & Company L.L.C.	156,000
Coker & Palmer, Inc.	78,000

Total	1,300,000

The underwriters are committed to purchase all the shares of Series B Preferred Stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the Series B Preferred Stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $1.50 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $0.10 per share from the initial public offering price. After the initial public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 195,000 additional shares of Series B Preferred Stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Series B Preferred Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of Series B Preferred Stock less the amount paid by the underwriters to us per share of Series B Preferred Stock. The underwriting fee is $2.50 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without over-	With over-
	allotment	allotment
Underwriting discounts and commissions	exercise	exercise

Per share	$2.50	$2.50

Total	$3,250,000	$3,737,500

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $300,000.

A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that for a period of 60 days after the date of this prospectus supplement, we will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc., other than the offering and sale of the Series B Preferred Stock in this offering, the issuance by us of any securities or options to purchase common stock under our current employee benefit plans, the issuance by us of securities in exchange for or upon conversion of our securities described herein or the issuance of securities in connection with acquisitions by us; provided, however, that the recipients of such securities in acquisitions agree in writing to be bound by these restrictions with respect to such securities. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs or (2) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities Inc., (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, except, in each case, for transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock (a) acquired in open market transactions by the undersigned after the date hereof; (b) transferred by gift, will or intestacy, including without limitation transfers by gift, will or intestacy to family members of the undersigned or to a settlement or trust established under the laws of any country provided that in the event of any transfer pursuant to clause (b), the transferee shall enter into a new lock-up agreement substantially in the form of the original lock-up agreement covering the remainder of the 60-day period referred to herein; (c) subject to bona fide pledges of securities if the pledgee of such securities agrees in writing to be bound by the restrictions contained in the lock-up letter with respect to such securities; and (d) withheld by, or surrendered or delivered to, us to satisfy tax withholding obligations with respect to incentive awards granted under our employee benefits plans. In addition, our directors and executive officers have agreed that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the underwriters, it will not, during the period ending 60 days after the date of this prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. In addition, our directors and executive officers have agreed that, without the prior written consent of J.P. Morgan Securities Inc., they will not, during the period ending 60 days after the date of this prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs or (2) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or the “Securities Act.”

We do not intend to apply for listing of the Series B Preferred Stock on any securities exchange or for inclusion of the Series B Preferred Stock in any automated quotation system.

The underwriters have reserved for sale at the initial public offering price approximately $600,000 worth of Series B Preferred Stock for three members of our board of directors, who have expressed an interest in purchasing shares of Series B Preferred Stock in the offering. The number of shares available for sale to the general public in the offering will be reduced to the extent these persons purchase the reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same terms as the other shares. Two of the three board members who have expressed an interest in purchasing shares of Series B Preferred Stock were members of the three-member pricing committee that recommended pricing for this offering.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Series B Preferred Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Series B Preferred Stock while this offering is in progress. These stabilizing transactions may include making short sales of the Series B Preferred Stock, which involves the sale by the underwriters of a greater number of shares of Series B Preferred Stock than they are required to purchase in this offering, and purchasing shares of Series B Preferred Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series B Preferred Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Series B Preferred Stock, including the imposition of penalty bids. This means that if the representative of the underwriters purchase Series B Preferred Stock in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriter that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the Series B Preferred Stock or preventing or retarding a decline in the market price of the Series B Preferred Stock, and, as a result, the price of the Series B Preferred Stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions in the over-the-counter market or otherwise.

Some of the underwriters or their affiliates have in the past and may in the future provide investment banking, financial advisory or other financial services for us, for which they may receive advisory or transaction fees, as applicable, plus out-of-pocket expenses, of the nature and in amounts customary in the industry for these financial services. An affiliate of J.P. Morgan Securities Inc. is a lender under our bank credit facility. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Under Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. (the “NASD”), if more than 10% of the net proceeds of a public offering of equity securities are to be paid to members of the NASD that are participating in the offering, or affiliated or associated persons, the price of the equity securities distributed to the public must be no higher than that recommended by a “qualified independent underwriter,” as defined in Rule 2720 of the Conduct Rules of NASD. Because affiliates of J.P. Morgan Securities Inc. will receive repayment of amounts outstanding under our bank credit facility from the net proceeds of this offering that are, in the aggregate, more than 10% of the net proceeds of this offering, Johnson Rice & Company L.L.C., another underwriter of this offering will act as a qualified independent underwriter in connection with this offering. This independent underwriter, in its role as qualified independent underwriter, has performed due diligence investigations and reviewed and participated in the preparation of this prospectus supplement and the registration statement of which this prospectus supplement forms a part. The independent underwriter will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. The price of the Series B Preferred Stock sold to the public will be no higher than that recommended by the independent underwriter.

We have agreed to indemnify Johnson Rice & Company L.L.C., in its role as qualified independent underwriter, against certain liabilities including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments Johnson Rice & Company L.L.C. may be required to make in respect of those liabilities.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of our Series B Preferred Stock to the public in that Relevant Member State prior to the publication of a prospectus in relations to the shares of our Series B Preferred Stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member States and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive , except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares of our Series B Preferred Stock to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than £43,000,000 and (3) an annual net turnover of more than £50,000,000 as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book—running managers for any such offer; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares of our Series B Preferred Stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our Series B Preferred Stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of our Series B Preferred Stock, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of any shares of our Series B Preferred Stock in circumstances in which Section 21(I) of the FSMA does not apply to us and (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relations to the shares of our Series B Preferred Stock in, from or otherwise involving the United Kingdom.

Legal matters

The validity of the Series B Preferred Stock offered under this prospectus supplement will be passed upon for us by Porter & Hedges, LLP, Houston, Texas. Certain legal matters in connection with the Series B Preferred Stock offered under this prospectus supplement will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.

Experts

The consolidated financial statements of PetroQuest Energy, Inc. appearing in PetroQuest Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2006, and PetroQuest Energy, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information included and incorporated by reference in this prospectus supplement regarding estimated quantities of reserves, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by Ryder Scott Company, L.P., independent petroleum engineers, and is given on the authority of such firm.

Forward-looking information

This document and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain both historical and “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated by reference herein concerning, among other things, planned capital expenditures, increases in oil and natural gas production, the number of anticipated wells to be drilled after the date hereof, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “expect,” “estimate,” “project,” “plan,” “believe,” “achievable,” “anticipate” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to the risks and uncertainties discussed in the section entitled “Risk Factors” included elsewhere in this prospectus supplement, the accompanying prospectus and in the documents that we include in or incorporate by reference, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our subsequent SEC filings.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at l-800-SEC-0330. The SEC also maintains an Internet website that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

Our Internet website is located at http://www.petroquest.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

We have filed a registration statement with the SEC to register the securities offered by this prospectus supplement. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet website.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement or the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus supplement and prior to the termination of this offering. The documents we incorporate by reference are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 5, 2007 (File No. 001-32681), including information incorporated by reference from our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders, filed with the SEC on April 12, 2007 (File No. 001-32681);

•	Our Quarterly Reports on Form 10-Q for the quarters ended (1) March 31, 2007, as filed with the SEC on May 3, 2007, and (2) June 30, 2007, as filed with the SEC on August 7, 2007(File No. 001-32681);

•	Our Current Reports on Form 8-K as filed with the SEC on January 31, 2007, February 6, 2007, February 14, 2007, March 7, 2007, March 16, 2007, April 12, 2007, May 3, 2007, June 5, 2007, June 8, 2007, August 7, 2007, August 16, 2007, August 20, 2007, August 28, 2007, September 18, 2007 and September 19, 2007 (File No. 001-32681) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•	The description of our common stock and preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the Commission on November 18, 2005 (File No. 001-32681), and as such Registration Statement may be amended from time to time for the purpose of updating, changing or modifying the description of our common stock or preferred stock purchase rights.

At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at:

PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
Attention: Corporate Secretary
Telephone number: (337) 232-7028

Annex A

Glossary of terms

The definitions set forth below shall apply to the indicated terms as used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. All volumes of natural gas referred to herein are stated at the legal pressure base of the state or area where the reserves exist and at 60 degrees Fahrenheit and in most instances are rounded to the nearest major multiple.

Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, of crude oil or other liquid hydrocarbons.

Bcf. Billion cubic feet of natural gas.

Bcfe. Billion cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

Block. A block depicted on the Outer Continental Shelf Leasing and Official Protraction Diagrams issued by the U.S. Minerals Management Service or a similar depiction on official protraction or similar diagrams issued by a state bordering on the Gulf of Mexico.

Btu or British Thermal Unit. The quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

Completion. The installation of permanent equipment for the production of natural gas or oil, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Condensate. Liquid hydrocarbons associated with the production of a primarily natural gas reserve.

Developed acreage. The number of acres that are allocated or assignable to productive wells or wells capable of production.

Developmental well. A well drilled into a proved natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive.

Dry hole. A well found to be incapable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Exploratory well. A well drilled to find and produce natural gas or oil reserves not classified as proved, to find a new reservoir in a field previously found to be productive of natural gas or oil in another reservoir or to extend a known reservoir.

Farm-in or farm-out. An agreement under which the owner of a working interest in a natural gas and oil lease assigns the working interest or a portion of the working interest to another party who desires to drill on the leased acreage. Generally, the assignee is required to drill one or more wells in order to earn its interest in the acreage. The assignor usually retains a royalty or reversionary interest in the lease. The interest received by an assignee is a “farm-in” while the interest transferred by the assignor is a “farm-out.”

Field. An area consisting of either a single reservoir or multiple reservoirs, all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Gross acres or gross wells. The total acres or wells, as the case may be, in which a working interest is owned.

Lead. A specific geographic area which, based on supporting geological, geophysical or other data, is deemed to have potential for the discovery of commercial hydrocarbons.

MBbls. Thousand barrels of crude oil or other liquid hydrocarbons.

A-1

Mcf. Thousand cubic feet of natural gas.

Mcfe. Thousand cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

MMBls. Million barrels of crude oil or other liquid hydrocarbons.

MMBtu. Million British Thermal Units.

MMcf. Million cubic feet of natural gas.

MMcfe. Million cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

Net acres or net wells. The sum of the fractional working interest owned in gross acres or wells, as the case may be.

Productive well. A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Prospect. A specific geographic area which, based on supporting geological, geophysical or other data and also preliminary economic analysis using reasonably anticipated prices and costs, is deemed to have potential for the discovery of commercial hydrocarbons.

Proved developed non-producing reserves. Proved developed reserves expected to be recovered from zones behind casing in existing wells.

Proved developed producing reserves. Proved developed reserves that are expected to be recovered from completion intervals currently open in existing wells and capable of production to market.

Proved developed reserves. Proved reserves that can be expected to be recovered from existing wells with existing equipment and operating methods.

Proved reserves. The estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved undeveloped reserves. Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

Reservoir. A porous and permeable underground formation containing a natural accumulation of producible natural gas and/or oil that is confined by impermeable rock or water barriers and is separate from other reservoirs.

Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of natural gas and oil regardless of whether such acreage contains proved reserves.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production.

A-2

PROSPECTUS

$200,000,000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

Guarantees of Non-Convertible Debt Securities of PetroQuest Energy, Inc. by:
PetroQuest Energy, L.L.C.
Pittrans, Inc.
TDC Energy LLC

We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, depositary shares, warrants, purchase contracts and units. Any non-convertible debt securities we issue under this prospectus may be guaranteed by our subsidiaries.

The aggregate initial offering price of the securities that we offer will not exceed $200,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Our common stock is quoted on the New York Stock Exchange under the symbol “PQ.” The last reported sale price of our common stock on April 6, 2006 was $11.10 per share.

We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

Investing in our securities involves significant risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “Commission,” utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

PETROQUEST ENERGY, INC.

PetroQuest Energy, Inc. is an independent oil and gas company with operations in the Gulf Coast Basin, Texas and Oklahoma. We seek to increase our proved reserves, production, cash flow and earnings at low finding and development costs through a balanced mix of exploration, development and acquisition activities. As used in this prospectus, the terms “we,” “us,” “our” and “PetroQuest” mean PetroQuest Energy, Inc., a Delaware corporation, and its subsidiaries and predecessors, unless the context indicates otherwise.

Our principal executive office is located at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508, and our phone number is (337) 232-7028.

ABOUT THE SUBSIDIARY GUARANTORS

PetroQuest Energy, Inc. is a holding company. We conduct substantially all of our operations through our subsidiaries PetroQuest Energy, L.L.C., Pittrans, Inc. and TDC Energy LLC. If so indicated in an accompanying prospectus supplement, each of these subsidiaries may jointly and severally, fully, irrevocably and unconditionally guarantee our payment obligations under any series of non-convertible debt securities offered by this prospectus. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries will be included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, to the extent required by the rules and regulations of the Commission.

Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the Commission and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and natural gas production, the number of anticipated wells to be drilled after the date hereof, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “expect,” “estimate,” “project,” “plan,” “believe,” “achievable,” “anticipate” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to the risks and uncertainties discussed in the section entitled “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and our subsequent Commission filings.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and in the documents incorporated by reference. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at the Commission’s Public Reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site at

www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. PetroQuest maintains an Internet site at www.petroquest.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus.

We have filed a registration statement with the Commission on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about the offered securities and us. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the Commission under the Exchange Act, are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 8, 2006 (File No. 000-19020).

•	A description of our capital stock contained in our Form 8-A filed with the Commission on November 18, 2005 (File No. 000-19020).

•	Our Current Reports on Form 8-K, filed with the Commission on January 27, 2006 (two reports of the same date), February 2, 2006, February 17, 2006, March 7, 2006, March 16, 2006, April 4, 2006 and April 10, 2006 (File No. 000-19020) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered herewith. Copies of these documents, other than the exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to PetroQuest Energy, Inc., 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508, Attention: Corporate Secretary, telephone number: (337) 232-7028.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and the other information in this prospectus, including our financial statements and related notes, before deciding to invest in our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition and operating results would likely suffer. In that event, the market price of the offered securities could decline and you could lose all or part of the money you paid to buy our securities.

Risks Related to Our Business, Industry and Strategy

Our future success depends upon our ability to find, develop and acquire additional oil and natural gas reserves that are economically recoverable.

As is generally the case in the Gulf Coast Basin where the majority of our current production is located, many of our producing properties are characterized by a high initial production rate, followed by a steep decline in production. In order to maintain or increase our reserves, we must constantly locate and develop or acquire new oil and natural gas reserves to replace those being depleted by production. We must do this even during periods of low oil and natural gas prices when it is difficult to raise the capital necessary to finance our exploration, development and acquisition activities. Without successful exploration, development or acquisition activities, our reserves and revenues will decline rapidly. We may not be able to find and develop or acquire additional reserves at an acceptable cost or have access to necessary financing for these activities, which would have a material adverse effect on our financial condition.

Oil and natural gas prices are volatile, and a substantial and extended decline in the prices of oil and natural gas would likely have a material adverse effect on our financial condition.

Our revenues, results of operations, profitability and future growth, and the carrying value of our oil and natural gas properties, depend to a large degree on prevailing oil and natural gas prices. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms also substantially depends upon oil and natural gas prices. Prices for oil and natural gas are subject to large fluctuations in response to a variety of other factors beyond our control. These factors include:

•	relatively minor changes in the supply of and the demand for oil and natural gas;

•	market uncertainty;

•	the level of consumer product demand;

•	weather conditions in the United States, such as hurricanes;

•	the condition of the United States and worldwide economies;

•	the actions of the Organization of Petroleum Exporting Countries;

•	domestic and foreign governmental regulation, including price controls adopted by the Federal Energy Regulatory Commission;

•	political instability in the Middle East and elsewhere;

•	the price of foreign imports of oil and natural gas; and

•	the price and availability of alternate fuel sources.

At various times, excess domestic and imported supplies have depressed oil and natural gas prices. We cannot predict future oil and natural gas prices and such prices may decline. Declines in oil and natural gas prices may adversely affect our financial condition, liquidity, ability to meet our financial obligations and results of operations. Lower prices may also reduce the amount of oil and natural gas that we can produce economically and require us to record ceiling test write-downs when prices decline. Substantially all of our oil and natural gas sales are made in the spot market or pursuant to contracts based on spot market prices. Our sales are not made pursuant to long-term fixed price contracts.

To attempt to reduce our price risk, we periodically enter into hedging transactions with respect to a portion of our expected future production. We cannot assure you that such transactions will reduce the risk or minimize the effect of any decline in oil or natural gas prices. Any substantial or extended decline in the prices of or demand for oil or natural gas would have a material adverse effect on our financial condition and results of operations.

Factors beyond our control affect our ability to market oil and natural gas.

The availability of markets and the volatility of product prices are beyond our control and represent a significant risk. The marketability of our production depends upon the availability and capacity of natural gas gathering systems, pipelines and processing facilities. The unavailability or lack of capacity of these systems and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. Our ability to market oil and natural gas also depends on other factors beyond our control. These factors include:

•	the level of domestic production and imports of oil and natural gas;

•	the proximity of natural gas production to natural gas pipelines;

•	the availability of pipeline capacity;

•	the demand for oil and natural gas by utilities and other end users;

•	the availability of alternate fuel sources;

•	the effect of inclement weather, such as hurricanes;

•	state and federal regulation of oil and natural gas marketing; and

•	federal regulation of natural gas sold or transported in interstate commerce.

If these factors were to change dramatically, our ability to market oil and natural gas or obtain favorable prices for our oil and natural gas could be adversely affected.

A substantial portion of our operations is exposed to the additional risk of tropical weather disturbances.

A substantial portion of our production and reserves is located in Federal waters offshore, onshore South Louisiana and Texas. For example, production from our Ship Shoal 72 field, which is located offshore Louisiana, represented approximately 29% of our total 2005 production. Operations in this area are subject to tropical weather disturbances. Some of these disturbances can be severe enough to cause substantial damage to facilities and possibly interrupt production. For example, Hurricanes Katrina and Rita impacted our South Louisiana and Texas operations in August and September of 2005, respectively, causing property damage to certain facilities, a substantial portion of which is expected to be covered by insurance. As a result, a portion of our oil and gas production was shut-in reducing our overall production volumes in the third and fourth quarters of 2005. In addition, production from our Main Pass 74 field, which represented approximately 11% of our 2004 production, was shut-in from September 2004 to January 2006 due to third party pipeline damage associated with Hurricane Ivan in September 2004. In accordance with customary industry practices, we maintain insurance against some, but not all, of these risks.

Losses could occur for uninsured risks or in amounts in excess of existing insurance coverage. We cannot assure you that we will be able to maintain adequate insurance in the future at rates it considers reasonable or that any particular types of coverage will be available. An event that is not fully covered by insurance could have a material adverse effect on our financial position and results of operations.

Shortage of rigs, equipment, supplies or personnel may restrict our operations.

The oil and gas industry is cyclical, and at the present time, there is a shortage of drilling rigs, equipment, supplies and personnel. The costs and delivery times of rigs, equipment and supplies has increased in recent months as oil and natural gas prices have continued to rise. In addition, demand for, and wage rates of, qualified drilling rig crews has risen with increases in the number of active rigs in service. Shortages of drilling rigs, equipment, supplies or personnel could delay or restrict our exploration and development operations, which in turn could impair our financial condition and results of operations.

Hedging production may limit potential gains from increases in commodity prices or result in losses.

We enter into hedging arrangements from time to time to reduce our exposure to fluctuations in natural gas and oil prices and to achieve more predictable cash flow. These financial arrangements take the form of cashless collars or swap contracts and are placed with major trading counterparties we believe represent minimum credit risks. We cannot assure you that these trading counterparties will not become credit risks in the future. Hedging arrangements expose us to risks in some circumstances, including situations when the counterparty to the hedging contract defaults on the contract obligations or there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received. These hedging arrangements may limit the benefit we could receive from increases in the market or spot prices for natural gas and oil. For example, during 2005, oil and gas hedges reduced our total oil and gas sales by approximately $15.8 million. We cannot assure you that the hedging transactions we have entered into, or will enter into, will adequately protect us from fluctuations in natural gas and oil prices.

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our debt.

As of December 31, 2005, the aggregate amount of our outstanding indebtedness was $158.3 million, which could have important consequences for you, including the following:

•	it may be more difficult for us to satisfy our obligations with respect to our 10 3/8% senior notes due 2012, which we refer to as the our 10 3/8% notes, and any failure to comply with the obligations of any of our debt agreements, including financial and other restrictive covenants, could result in an event of default under the indenture governing our 10 3/8% notes and the agreements governing such other indebtedness;

•	the covenants contained in our debt agreements limit our ability to borrow money in the future for acquisitions, capital expenditures or to meet our operating expenses or other general corporate obligations;

•	we will need to use a substantial portion of our cash flows to pay principal and interest on our debt, approximately $15.6 million per year for interest on our 10 3/8% notes alone, which will reduce the amount of money we have for operations, capital expenditures, expansion, acquisitions or general corporate or other business activities;

•	the amount of our interest expense may increase because certain of our borrowings are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

•	we may have a higher level of debt than some of our competitors, which may put us at a competitive disadvantage;

•	we may be more vulnerable to economic downturns and adverse developments in our industry or the economy in general, especially declines in oil and natural gas prices; and

•	our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

We may incur from time to time debt under our bank credit facility. The borrowing base limitation under our bank credit facility is periodically redetermined and upon such redetermination, we could be forced to repay a portion of our bank debt. We may not have sufficient funds to make such repayments.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will not be able to control many of these factors, such as economic conditions and governmental regulation. We cannot be certain that our cash flow from operations will be sufficient to allow us to pay the principal and interest on our debt, including our 10 3/8% notes, and meet our other obligations. If we do not have enough money to service our debt, we may be required to refinance all or part of our existing debt, including our 10 3/8% notes, sell assets, borrow more money or raise equity. We may not be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all.

We may incur substantially more debt, which may intensify the risks described above, including our ability to service our indebtedness.

Together with our subsidiaries, we may be able to incur substantially more debt in the future in connection with our acquisition, development, exploitation and exploration of oil and natural gas producing properties. Although the indenture governing our 10 3/8% notes contains restrictions on our incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. As of December 31, 2005, we had $10.0 million outstanding under our bank credit facility and our borrowing base was $40.0 million. To the extent we add new indebtedness to our current indebtedness levels, the risks described above could substantially increase.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt obligations could harm our business, financial condition and results of operations.

Our ability to make payments on and to refinance our indebtedness, including our 10 3/8% notes, and to fund planned capital expenditures will depend on our ability to generate sufficient cash from operations in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, including the prices that we receive for oil and natural gas.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our bank credit facility in an amount sufficient to enable us to pay principal and interest on our indebtedness, including our 10 3/8% notes, or to fund our other liquidity needs. If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to reduce our planned capital expenditures, sell assets, seek additional equity or debt capital or restructure our debt. We cannot assure you that any of these remedies could, if necessary, be effected on commercially reasonable terms, or at all. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, including payments on our 10 3/8% notes, and any such alternative measures may be unsuccessful or may not permit us to meet scheduled debt service obligations, which could cause us to default on our obligations and could impair our liquidity.

We face strong competition from larger oil and natural gas companies that may negatively affect our ability to carry on operations.

We operate in the highly competitive areas of oil and natural gas exploration, development and production. Factors that affect our ability to compete successfully in the marketplace include:

•	the availability of funds and information relating to a property;

•	the standards established by us for the minimum projected return on investment; and

•	the transportation of natural gas.

Our competitors include major integrated oil companies, substantial independent energy companies, affiliates of major interstate and intrastate pipelines and national and local natural gas gatherers, many of which possess greater financial and other resources than we do. If we are unable to successfully compete against our competitors, our business, prospects, financial condition and results of operation may be adversely affected.

We may be unable to overcome risks associated with our drilling activity.

Our drilling involves numerous risks, including the risk that we will drill a dry hole or otherwise not encounter commercially productive oil or natural gas reservoirs. We must incur significant expenditures to identify and acquire properties and to drill and complete wells. The costs of drilling and completing wells is often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, weather conditions and shortages or delays in the delivery of equipment. While we use advanced technology in our operations, this technology does not allow us to know conclusively prior to drilling a well that oil or natural gas is present or economically recoverable.

The loss of key management or technical personnel could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of key management and technical personnel, including Charles T. Goodson, our Chairman, Chief Executive Officer and President, Dalton F. Smith, III, our Senior Vice President-Business Development & Land, Stephen H. Green, our Senior Vice President-Exploration, and Arthur M. Mixon, our Senior Vice President-Operations. In addition, we employ numerous other highly technical personnel, including geologists and geophysicists that are essential to our operations. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. The unexpected loss of the services of one or more of any of these key management or technical personnel could have a detrimental effect on our operations.

There is presently a shortage of qualified geologists and geophysicists necessary to fill our requirements and the requirements of the oil and gas industry, and the market for such individuals is highly competitive. Our inability to hire or retain the services of such individuals could have a detrimental effect on our operations.

You should not place undue reliance on reserve information because reserve information represents estimates.

This document incorporates by reference estimates of historical oil and natural gas reserves, and the historical estimated future net cash flows attributable to those reserves, prepared by Ryder Scott Company, L.P., our independent petroleum and geological engineers. Our estimate of proved reserves is based on the quantities of oil, gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. There are, however, numerous uncertainties inherent in estimating quantities of proved reserves and cash flows from such reserves, including factors beyond our control and the control of Ryder Scott. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of an estimate of quantities of reserves, or of cash flows attributable to these reserves, is a function of:

•	the available data;

•	assumptions regarding future oil and natural gas prices;

•	estimated expenditures for future development and exploitation activities; and

•	engineering and geological interpretation and judgment.

Reserves and future cash flows may also be subject to material downward or upward revisions based upon production history, development and exploitation activities and oil and natural gas prices. Actual future production, revenue, taxes, development expenditures, operating expenses, quantities of recoverable reserves and the value of cash flows from those reserves may vary significantly from the assumptions and estimates in this prospectus. In calculating reserves on an Mcfe basis, oil and natural gas liquids were converted to natural gas equivalent at the ratio of six Mcf of natural gas to one Bbl of oil or natural gas liquid.

Approximately 31% of our estimated proved reserves at December 31, 2005 are undeveloped and 32% are developed, non-producing. Estimates of undeveloped and non-producing reserves, by their nature, are less certain than those for producing reserves. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. The reserve data assumes that we will make significant capital expenditures to develop our reserves. Although we have prepared estimates of our oil and natural gas reserves and the costs associated with these reserves in accordance with industry standards, we cannot assure you that the estimated costs are accurate, that development will occur as scheduled or that the actual results will be as estimated.

You should not assume that the present value of future net revenues referred to in this prospectus is the current market value of our estimated oil and natural gas reserves. In accordance with Commission requirements, the estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. Any changes in consumption by natural gas purchasers or in governmental regulations or taxation may also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves and their present value. In addition, the 10% discount factor, which is required by the Commission to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with our operations or the oil and natural gas industry in general will affect the accuracy of the 10% discount factor.

We may be unable to successfully identify, execute or effectively integrate future acquisitions, which may negatively affect our results of operations.

Acquisitions of oil and gas businesses and properties have been an important element of our business, and we will continue to pursue acquisitions in the future. In the last several years, we have pursued and consummated acquisitions that have provided us opportunities to grow our production and reserves. Although we regularly engage in discussions with, and submit proposals to, acquisition candidates, suitable acquisitions may not be available in the future on reasonable terms. If we do identify an appropriate acquisition candidate, we may be unable to successfully negotiate the terms of an acquisition, finance the acquisition or, if the acquisition occurs, effectively integrate the acquired business into our existing business. Negotiations of potential acquisitions and the integration of acquired business operations may require a disproportionate amount of management’s attention and our resources. Even if we complete additional acquisitions, continued acquisition financing may not be available or available on reasonable terms, any new businesses may not generate revenues comparable to our existing business, the anticipated cost efficiencies or synergies may not be realized and these businesses may not be integrated successfully or operated profitably. The success of any acquisition will depend on a number of factors, including the ability to estimate accurately the recoverable volumes of reserves, rates of future production and future net revenues attainable from the reserves and to assess possible environmental liabilities. Our inability to successfully identify, execute or effectively integrate future acquisitions may negatively affect our results of operations.

Even though we perform a due diligence review (including a review of title and other records) of the major properties we seek to acquire that we believe is consistent with industry practices, these reviews are inherently incomplete. It is generally not feasible for us to perform an in-depth review of every individual property and all records involved in each acquisition. However, even an in-depth review of records and properties may not necessarily reveal existing or potential problems or permit us to become familiar enough with the properties to assess fully their deficiencies and potential. Even when problems are identified, we may assume certain environmental and other risks and liabilities in connection with the acquired businesses and properties. The discovery of any material liabilities associated with our acquisitions could harm our results of operations.

In addition, acquisitions of businesses may require additional debt or equity financing, resulting in additional leverage or dilution of ownership. Our bank credit facility contains certain covenants that limit, or which may have the effect of limiting, among other things acquisitions, capital expenditures, the sale of assets and the incurrence of additional indebtedness.

We may not be able to obtain adequate financing to execute our operating strategy.

Our ability to execute our operating strategy is highly dependent on our having access to capital. We have historically addressed our long-term liquidity needs through the use of bank credit facilities, second lien term credit facilities, the issuance of equity and debt securities and the use of cash provided by operating activities. We will continue to examine the following alternative sources of long-term capital:

•	borrowings from banks or other lenders;

•	the issuance of debt securities;

•	the sale of common stock, preferred stock or other equity securities;

•	joint venture financing; and

•	production payments.

The availability of these sources of capital will depend upon a number of factors, some of which are beyond our control. These factors include general economic and financial market conditions, oil and natural gas prices, our credit ratings, interest rates, market perceptions of us or the oil and gas industry, our market value and operating performance. We may be unable to execute our operating strategy if we cannot obtain capital from these sources.

Restrictive debt covenants could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

Our bank credit facility and the indenture governing our 10 3/8% notes contain a number of significant covenants that, among other things, restrict our ability to:

•	dispose of assets;

•	incur or guarantee additional indebtedness and issue certain types of preferred stock;

•	pay dividends on our capital stock;

•	create liens on our assets;

•	enter into sale and leaseback transactions;

•	enter into specified investments or acquisitions;

•	repurchase, redeem or retire our capital stock or subordinated debt;

•	merge or consolidate, or transfer all or substantially all of our assets and the assets of our subsidiaries;

•	engage in specified transactions with subsidiaries and affiliates; or

•	other corporate activities.

Also, our bank credit facility and the indenture governing our 10 3/8% notes require us to maintain compliance with specified financial ratios and satisfy certain financial condition tests. Our ability to comply with these ratios and financial condition tests may be affected by events beyond our control, and we cannot assure you that we will meet these ratios and financial condition tests. These financial ratio restrictions and financial condition tests could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that the restrictive covenants under our bank credit facility and the indenture governing our 10 3/8% notes impose on us.

A breach of any of these covenants or our inability to comply with the required financial ratios or financial condition tests could result in a default under our bank credit facility and our 10 3/8% notes. A default, if not cured or waived, could result in acceleration of all indebtedness outstanding under our bank credit facility and our 10 3/8% notes. The accelerated debt would become immediately due and payable. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.

We may not be able to fund our planned capital expenditures.

We spend and will continue to spend a substantial amount of capital for the development, exploration, acquisition and production of oil and natural gas reserves. If low oil and natural gas prices, operating difficulties or other factors, many of which are beyond our control, cause our revenues or cash flows from operations to decrease, we may be limited in our ability to spend the capital necessary to continue our drilling program. We may be forced to raise additional debt or equity proceeds to fund such expenditures. We cannot assure you that additional debt or equity financing or cash generated by operations will be available to meet these requirements.

Operating hazards may adversely affect our ability to conduct business.

Our operations are subject to risks inherent in the oil and natural gas industry, such as:

•	unexpected drilling conditions including blowouts, cratering and explosions;

•	uncontrollable flows of oil, natural gas or well fluids;

•	equipment failures, fires or accidents;

•	pollution and other environmental risks; and

•	shortages in experienced labor or shortages or delays in the delivery of equipment.

These risks could result in substantial losses to us from injury and loss of life, damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Our offshore operations are also subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions and more extensive governmental regulation. These regulations may, in certain circumstances, impose strict liability for pollution damage or result in the interruption or termination of operations.

Losses and liabilities from uninsured or underinsured drilling and operating activities could have a material adverse effect on our financial condition and operations.

We maintain several types of insurance to cover our operations, including maritime employer’s liability and comprehensive general liability. Amounts over base coverages are provided by primary and excess umbrella liability policies with maximum limits of $50 million. We also maintain operator’s extra expense coverage, which covers the control of drilled or producing wells as well as redrilling expenses and pollution coverage for wells out of control.

There have been substantial insurance claims made by the oil and gas industry as a result of hurricane damages incurred during 2005 in the Gulf Coast Basin. In addition, we understand that insurance carriers are modifying or otherwise restricting insurance coverage or ceasing to provide certain types of insurance coverage in the Gulf Coast Basin. As a result, our insurance costs in 2006 have increased significantly and our insurance coverage is more limited than in prior years. We may not be able to maintain adequate insurance in the future at rates we consider reasonable, or we could experience losses that are not insured or that exceed the maximum limits under our insurance policies. If a significant event that is not fully insured or indemnified occurs, it could materially and adversely affect our financial condition and results of operations.

Environmental compliance costs and environmental liabilities could have a material adverse effect on our financial condition and operations.

Our operations are subject to numerous federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may:

•	require the acquisition of permits before drilling commences;

•	restrict the types, quantities and concentration of various substances that can be released into the environment from drilling and production activities;

•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas;

•	require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells; and

•	impose substantial liabilities for pollution resulting from our operations.

The trend toward stricter standards in environmental legislation and regulation is likely to continue. The enactment of stricter legislation or the adoption of stricter regulations could have a significant impact on our operating costs, as well as on the oil and natural gas industry in general.

Our operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. We could also be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred which could have a material adverse effect on our financial condition and results of operations. We maintain insurance coverage for our operations, including limited coverage for sudden and accidental environmental damages, but this insurance may not extend to the full potential liability that could be caused by sudden and accidental environmental damages and further may not cover environmental damages that occur over time. Accordingly, we may be subject to liability or may lose the ability to continue exploration or production activities upon substantial portions of our properties if certain environmental damages occur.

The Oil Pollution Act of 1990 imposes a variety of regulations on “responsible parties” related to the prevention of oil spills. The implementation of new, or the modification of existing, environmental laws or regulations, including regulations promulgated pursuant to the Oil Pollution Act, could have a material adverse impact on us.

Ownership of working interests and overriding royalty interests in certain of our properties by certain of our officers and directors potentially creates conflicts of interest.

Certain of our executive officers and directors or their respective affiliates are working interest owners or overriding royalty interest owners in certain properties. In their capacity as working interest owners, they are required to pay their proportionate share of all costs and are entitled to receive their proportionate share of revenues in the normal course of business. As overriding royalty interest owners they are entitled to receive their proportionate share of revenues in the normal course of business. There is a potential conflict of interest between us and such officers and directors with respect to the drilling of additional wells or other development operations with respect to these properties.

Lower oil and natural gas prices may cause us to record ceiling test write-downs.

We use the full cost method of accounting to account for our oil and natural gas operations. Accordingly, we capitalize the cost to acquire, explore for and develop oil and natural gas properties. Under full cost accounting rules, the net capitalized costs of oil and natural gas properties may not exceed a “ceiling limit” which is based upon the present value of estimated future net cash flows from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties. If at the end of any fiscal period we determine that the net capitalized costs of oil and natural gas properties exceed the ceiling limit, we must charge the amount of the excess to earnings in the period then ended. This is called a “ceiling test write-down.” This charge does not impact cash flow from operating activities, but does reduce our stockholders’ equity. The risk that we will be required to write down the carrying value of oil and natural gas properties increases when oil and natural gas prices are low or volatile. In addition, write-downs may occur if we experience substantial downward adjustments to our estimated proved reserves.

Risks Relating to Our Outstanding Common Stock

Our stock price could be volatile, which could cause you to lose part or all of your investment.

The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In particular, the market price of our common stock, like that of the securities of other energy companies, has been and may be highly volatile. Factors such as announcements concerning changes in prices of oil and natural gas, the success of our exploration and development drilling program, the availability of capital, and economic and other external factors, as well as period-to-period fluctuations and financial results, may have a significant effect on the market price of our common stock.

From time to time, there has been limited trading volume in our common stock. In addition, there can be no assurance that there will continue to be a trading market or that any securities research analysts will continue to provide research coverage with respect to our common stock. It is possible that such factors will adversely affect the market for our common stock.

Provisions in certificate of incorporation, bylaws and shareholder rights plan could delay or prevent a change in control of our company, even if that change would be beneficial to our stockholders.

Certain provisions of our certificate of incorporation, bylaws and shareholder rights plan may delay, discourage, prevent or render more difficult an attempt to obtain control of our company, whether through a tender offer, business combination, proxy contest or otherwise. These provisions include:

•	the charter authorization of “blank check” preferred stock;

•	provisions that directors may be removed only for cause, and then only on approval of holders of a majority of the outstanding voting stock;

•	a restriction on the ability of stockholders to call a special meeting and take actions by written consent; and

•	provisions regulating the ability of our stockholders to nominate directors for election or to bring matters for action at annual meetings of our stockholders.

In November 2001, our board of directors adopted a shareholder rights plan, pursuant to which uncertificated preferred stock purchase rights were distributed to our stockholders at a rate of one right for each share of common stock held of record as of November 19, 2001. The rights plan is designed to enhance the board’s ability to prevent an acquirer from depriving stockholders of the long-term value of their investment and to protect stockholders against attempts to acquire us by means of unfair or abusive takeover tactics. However, the existence of the rights plan may impede a takeover not supported by our board, including a takeover that may be desired by a majority of our stockholders or involving a premium over the prevailing stock price.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DILUTION

Our net tangible book value at December 31, 2005 was $3.05 per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

	Year Ended December 31,
	2001	2002	2003	2004	2005

Ratio of earnings to fixed charges	6.16	4.32	4.91	7.48	3.44

The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes and impairments plus fixed charges) by fixed charges (interest expense and the estimated interest component of rental expense).

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series:

•	in the case of senior debt securities, under a senior indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement; and

•	in the case of subordinated debt securities, under a subordinated indenture to be entered into among us, the guarantors of those securities, if any, and a trustee we will identify in a prospectus supplement.

Both the senior indenture and the subordinated indenture will be substantially in the form included as exhibits to the registration statement of which this prospectus is a part.

Because the following is only a summary of the indentures and the debt securities, it does not contain all information that you may find useful. For further information about the indentures and the debt securities, we urge you to read the indentures, the forms of securities, the applicable prospectus supplements and the applicable supplemental indentures.

As used in this section of the prospectus and under the captions “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Purchase Contracts,” and “Description of Units,” the terms “we,” “us” and “our” mean PetroQuest Energy, Inc. only, and not the subsidiaries of PetroQuest Energy, Inc. Capitalized terms not otherwise defined in this Description of Debt Securities have the meanings given to them in the indentures.

Unless otherwise specified in a prospectus supplement, any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities, either of which may be issued in registered or global form. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to certain of our senior debt. In general, this means that if we declare bankruptcy, holders of the senior debt securities and certain other senior debt will be paid in full before the holders of subordinated debt securities will receive any payment on their securities. Non-convertible debt securities may be fully and unconditionally guaranteed by some or all of our subsidiaries.

We conduct substantially all of our operations through our subsidiaries. Consequently, our ability to repay our obligations, including our obligation to pay interest on the debt securities, to repay the principal amount of the debt securities at maturity or upon redemption, or to buy back the securities, depends to a certain extent upon our ability to receive cash flow from our subsidiaries. That is, we will depend upon our subsidiaries’ earnings and their distributing those earnings to us, and upon our subsidiaries repaying investments and advances we have made to them to meet our obligations under the debt securities and our other obligations. Our subsidiaries are separate and distinct legal entities and, except to the extent our subsidiaries guarantee the non-convertible debt securities, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so.

Generally, the debt securities will be effectively subordinated to all existing and future secured indebtedness of our subsidiaries and us and to all existing and future indebtedness of all non-guarantor subsidiaries. This means that our rights and the rights of our creditors, including the holders of our debt securities, to receive any of the cash or other assets of any subsidiary upon its liquidation or reorganization or otherwise are necessarily subject to the superior claims of creditors of the subsidiary, except to the extent that we or our creditors may be recognized as creditors of the subsidiary. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will also depend upon their operating results and will be subject to applicable laws and contractual restrictions. Unless otherwise specified in an applicable prospectus supplement, the indentures do not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The indentures do not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time. A prospectus supplement and a supplemental indenture relating to the offering of a particular series of debt securities will set forth the specific terms of the offered debt securities.

These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for common stock, preferred stock or other securities or property of ours or of another Person (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depository for global or certificated debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such non-convertible debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	to add to, change, or eliminate any of the provisions of the indentures to such extent as shall be necessary to add any of our subsidiaries as a co-issuer of debt securities of an applicable series; and

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Debt on the terms set forth below:

Under the subordinated indenture, “Senior Debt” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Debt does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; and

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Debt shall continue to be Senior Debt and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Debt.

If we default in the payment of any principal of (or premium, if any) or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise but excluding payments in Junior Securities) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occur, we will pay in full all Senior Debt before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of PetroQuest Energy, Inc. (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Debt has been paid in full (other than permitted payments in Junior Securities), such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all such Senior Debt in full.

The subordinated indenture does not limit the issuance of additional Senior Debt.

Subsidiary Guarantees

If specified in the prospectus supplement, our guarantor subsidiaries will guarantee the non-convertible debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantees of the guarantor subsidiaries.

Subject to the limitations described below and in the prospectus supplement, the guarantor subsidiaries will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at the maturity date, by acceleration or otherwise, of all our payment obligations under the indentures and the non-convertible debt securities of a series, whether for principal of, premium, if any, or interest on the non-convertible debt securities or otherwise. The guarantor subsidiaries will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a guarantee with respect to a guarantor subsidiary.

In the case of subordinated non-convertible debt securities, a guarantee of a guarantor subsidiary will be subordinated in right of payment to the senior debt of such guarantor subsidiary on the same basis as the subordinated non-convertible debt securities are subordinated to our senior debt. No payment will be made by any guarantor subsidiary under its guarantee during any period in which payments by us on the subordinated non-convertible debt securities are suspended by the subordination provisions of the subordinated indenture.

Each guarantee of a guarantor subsidiary will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant guarantor subsidiary without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each guarantee of a guarantor subsidiary will be a continuing guarantee and will:

•	remain in full force and effect until either (a) payment in full of all the applicable non-convertible debt securities (or such non-convertible debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

•	be binding upon each guarantor subsidiary; and

•	inure to the benefit of and be enforceable by the applicable trustee, the holders of the non-convertible debt securities and their successors, transferees and assigns.

In the event that a guarantor subsidiary ceases to be our subsidiary, or all or substantially all of the assets or all of the capital stock of any guarantor subsidiary is sold or disposed of, including by way of sale, merger, consolidation or otherwise, such guarantor subsidiary will be released and discharged of its obligations under its guarantee without any further action required on the part of the trustee or any holder of the non-convertible debt securities, and no other person acquiring or owning the assets or capital stock of such guarantor subsidiary will be required to enter into a guarantee. If legal or covenant defeasance occurs with respect to the non-convertible debt securities of any series, all the guarantor subsidiaries will be released and discharged from their obligations under their guarantees. In addition, the prospectus supplement may specify additional circumstances under which a guarantor subsidiary can be released from its guarantee.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not merge with or into or consolidate with another entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other entity other than a direct or indirect wholly owned subsidiary of ours, and no entity may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•	we are the surviving corporation or the entity formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•	our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of PetroQuest Energy, Inc.; and

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under an indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately.

However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic. After such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Please read the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

•	an Event of Default has occurred and the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable indenture;

•	the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee shall not have instituted such action within 60 days of such request; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“legal defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under each indenture, we and the applicable trustee may supplement the indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, each indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•	change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

•	modify any of the above provisions.

Each indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement:

Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

A paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC’s or such participant’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

•	we determine in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the applicable indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

Each indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Trustee

The Bank of New York Trust Company, N.A. will be the trustee under the senior debt securities indenture. The Bank of New York Trust Company, N.A. or another trustee may be appointed trustee under the subordinated debt securities indenture.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

The total number of shares of all classes of stock that we have authority to issue is 80,000,000, consisting of 75,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. We had 47,329,391 shares of common stock outstanding as of March 31, 2006.

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and our bylaws relating to our capital stock. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. Such holders do not have the right to cumulate their votes in the election of directors. Holders of our common stock have no redemption or conversion rights, no preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund provisions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share equally and ratably in all of the assets remaining, if any, after satisfaction of all our debts and liabilities, and of the preferential rights of any series of preferred stock then outstanding. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor.

Preferred Stock

Our board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including:

•	the designation of the series,

•	the number of shares of the series, which number the board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding,

•	whether dividends, if any, will be cumulative or noncumulative and the dividend rate and the preferences, if any, of the series,

•	the dates on which dividends, if any, will be payable,

•	the redemption rights and price or prices, if any, for shares of the series,

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series,

•	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs,

•	whether the shares of the series will be convertible into or exchangeable for shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that class or series or that other security, the conversion or exchange price or prices or rate or rates, any adjustments to those prices or rates, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions of the conversion or exchange,

•	restrictions on the issuance of shares of the same series, or of any other class or series, and

•	the voting rights, if any, of the holders of shares of any series.

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the Commission in connection with an offering of preferred stock.

The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, the board of directors may determine not to seek stockholder approval.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.

Anti-takeover Effects of Our Certificate of Incorporation, Bylaws and Rights Agreement

Some provisions of the our certificate of incorporation, bylaws and rights agreement contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of PetroQuest to first negotiate with the Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure PetroQuest outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.

Undesignated Preferred Stock.

The ability to authorize and issue undesignated preferred stock may enable our board of directors to render more difficult or discourage an attempt to change control of PetroQuest by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in our best interest, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

Number of Directors; Filling Vacancies; Removal.

Our certificate of incorporation provides that the number of directors of PetroQuest will be as specified in its bylaws and authorizes our board of directors to make, alter, amend or repeal the bylaws. Our bylaws provide for a maximum of 12 directors, as such number shall be determined by resolution of our board of directors from time to time.

Our certificate of incorporation and bylaws provide that newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of our board of directors.

Our certificate of incorporation and bylaws provide that none of our directors will be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least a majority of the voting power of all of our outstanding shares of capital stock generally entitled to vote in the election of directors, voting together as a single class.

No Stockholder Action by Written Consent; Special Meetings.

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders. A special meeting of our stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President, our board of directors by the written order of a majority of the entire board of directors or upon the written request of stockholders owning not less than two-thirds of the shares of our capital stock issued, outstanding and entitled to vote at such meeting delivered to the President or Secretary that states the purpose or purposes of the proposed meeting. Moreover, the business transacted at all special meetings must be confined to the purpose or purposes stated in the notice.

Advance Notice Provisions for Stockholder Proposals and Nominations.

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or a special meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices no less than 60 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to stockholders or the date on which it is first disclosed to the public. Our bylaws specify certain requirements for a stockholder’s notice to be in proper written form.

Limitations on Liability and Indemnification of Directors and Officers.

Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Rights Agreement.

For a description of the anti-takeover effects of the Rights Agreement, see “Description of Preferred Stock Purchase Rights — Certain Effects of the Rights” below.

Description of Preferred Stock Purchase Rights

Issuance of Rights

On November 7, 2001, our board of directors declared a dividend distribution of one Right for each outstanding share of common stock to stockholders of record at the close of business on November 19, 2001, or the Record Date. Except as described below, each Right, when exercisable, entitles the registered holder to purchase from us one one-thousandth (1/1,000th) of a share of Preferred Stock — Junior Participating Series A, par value $.001 per share, at a price of $33.00 per one one-thousandth (1/1,000th) share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement between us and American Stock Transfer & Trust Company, as Rights Agent. Each share of our common stock outstanding on November 19, 2001 received one Right, and 500,000 shares of Preferred Stock were reserved for issuance in the event of exercise of the Rights.

Transfer and Separation

The Rights are not exercisable until the Distribution Date (as defined below). Accordingly, the Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with our common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new common stock certificates issued after the Record Date upon transfer or new issuance of our common stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for our common stock outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with our common stock represented by such certificate.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights, or Right Certificates, will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate separately and apart from any transfer of one or more shares of our common stock.

Distribution Date

The term “Distribution Date” means the earlier of:

•	the close of business on the tenth day (or such later date as may be determined by action of the our board of directors) after a public announcement that a person or group of affiliated or associated persons (other than certain exempt persons) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the Common Stock, other than pursuant to a Qualifying Tender Offer (as defined below), referred to herein as an “Acquiring Person”; or

•	the close of business on the tenth business say (or such later date as may be determined by action of the our board of directors) after the date of the commencement or the announcement of the intention to commence by any person or group (other than certain exempt persons) of a tender offer or exchange offer upon the successful completion of which such person or group would be an Acquiring Person, regardless of whether any shares are actually purchased pursuant to such offer.

A person or group is generally not considered an “Acquiring Person,” if the beneficial ownership of its common stock that would otherwise cause it to be an Acquiring Person was acquired in a transaction or series of transactions approved in advance by the our board of directors or is as a result of a reduction in the number of issued and outstanding shares of common stock pursuant to a transaction or series of transactions approved by our board of directors, or our board of directors determines in good faith that the person who would otherwise be an Acquiring Person has become such inadvertently and such person divests as promptly as practicable a sufficient number of shares of our common stock so that the person would no longer beneficially own 15% or more of our outstanding common stock.

A “Qualifying Tender Offer” means a tender offer or exchange offer that a majority of the members of our board of directors determine to be at a fair price and otherwise in the best interests of PetroQuest and its stockholders.

Exercise

Until the Distribution Date, the Rights are not exercisable. However, in the event that any person or group of affiliated or associated persons becomes an Acquiring Person, and subject to our right to redeem the Rights, each holder of a Right (other than an Acquiring Person) will thereafter have the right to receive upon exercise a number of one one-thousandths (1/1,000ths) of a share of Preferred Stock determined by dividing the aggregate Purchase Price (subject to adjustment) by 50% of the current market price of our common stock on the date a person becomes an Acquiring Person. Because of the nature of the voting, dividend, and liquidation rights of the Preferred Stock, the value of each one one-thousandth (1/1,000th) interest in a share of Preferred

Stock purchasable upon exercise of each Right should approximate the value of one share of our common stock. It is therefore anticipated (although there can be no assurance) that the value of the Preferred Stock purchased upon exercise of the Rights will be approximately twice the exercise price paid.

If the Rights are not redeemed as described below and in the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the aggregate Purchase Price of the Rights.

Following the occurrence of any of the events set forth in the preceding two paragraphs, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will immediately become null and void. While the distribution of the Rights to holders of our common stock will not be taxable to such holders or to us, stockholders may recognize taxable income upon the occurrence of subsequent events — for example, upon the Rights becoming exercisable with respect to an acquiror’s stock, whether or not exercised.

The Rights will expire on November 7, 2011, or the Final Expiration Date, unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by us, as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of PetroQuest, including, without limitation, the right to vote or to receive dividends.

Redemption

At any time prior to (i) the earlier of the close of business on the tenth day after an Acquiring Person becomes such or (ii) the Final Expiration Date, our board of directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the sole right of the holders of Rights will be to receive the Redemption Price.

Exchange

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of our outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of our common stock or one one-thousandth of a share of Preferred Stock per Right (subject to adjustment).

The Preferred Stock

Each share of Preferred Stock will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of our common stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to an aggregate payment of 1,000 times the payment made per share of our common stock, but in no event shall they receive less than $1,000 per share. Each share of Preferred Stock will have 1,000 votes, voting together with our common stock, except as otherwise provided by law. Finally, in the event of any merger, consolidation, or other transaction in which our common stock is exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of our common stock. The shares of Preferred Stock purchasable under the Rights Plan will not be redeemable.

Antidilution

The Purchase Price payable, the number of Rights, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Preferred Stock or our common stock, or a reverse split of the outstanding shares of Preferred Stock or our common stock.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. We may, but are not required to, issue fractional Rights or fractional Preferred Stock (other than fractions which are integral multiples of one one-thousandth (1/1,000th) of a share of Preferred Stock) which may, at our election, be evidenced by depositary receipts. In lieu thereof, an adjustment in cash will be made based upon the market price of our common stock on the last trading day prior to the date of exercise.

Amendment of Rights Agreement

Prior to the Distribution Date, we may supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights. From and after the Distribution Date, we may supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to (a) cure any ambiguity, (b) correct or supplement any provision contained therein which may be defective or inconsistent with any other provision therein, (c) shorten or lengthen any time period thereunder or (d) change or supplement the provisions thereof in any manner which we may deem necessary or desirable and which does not adversely affect the interests of the holders of Right Certificates (other than Acquiring Person or an Affiliate or Associate of an Acquiring Person). Notwithstanding the foregoing, no supplement or amendment pursuant to clause (c) may lengthen (i) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

Certain Effects of the Rights

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned (or that were owned) by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by our board of directors because, if the Rights would become exercisable as a result of such merger or other business combination, our board of directors, may, at its option, prior to the time that any person becomes an Acquiring Person, redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

Listing

Our common stock is listed for quotation on the New York Stock Exchange under the symbol “PQ.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company is transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to have shares of preferred stock be represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us as the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of preferred stock underlying such depositary share, to all the rights and preferences of the preferred stock underlying such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

Unless otherwise specified in this prospectus supplement, a holder of depositary shares is not entitled to receive the shares of preferred stock underlying the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto or the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Depositary Shares

If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. Whenever we redeem preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by another equitable method as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption. Any funds deposited by us with the depositary for any depositary shares which the holders thereof fail to redeem shall be returned to us after a period of two years from the date such funds are so deposited.

Voting

Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so.

Amendment of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary, provided, however, that any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any exchange or redemption of the preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

We, or at our option, the depositary, will forward to the holders of depositary shares all reports and communications from us which we are required to furnish to the holders of preferred stock.

Neither the depositary nor we will be liable if either of us is prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our duties thereunder and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary share or preferred stock unless satisfactory indemnity has been furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary; Termination of the Deposit Agreement

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal. The deposit agreement may be terminated at our direction or by the depositary if a period of 90 days has expired after the depositary has delivered to us written notice of its election to resign and a successor depositary has not been appointed. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver preferred stock certificates, together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary shall deliver all books, records, certificates evidencing preferred stock, depositary receipts and other documents relating to the subject matter of the depositary agreement to us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock, depositary shares, purchase contracts or units. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue each series of warrants under a separate warrant agreement between us and a warrant agent that we will name in the prospectus supplement. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.

General

If warrants are offered, the prospectus supplement relating to a series of warrants will include the specific terms of the warrants, including:

•	the offering price;

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the dates or periods during which the warrants can be exercised;

•	whether the warrants will be issued in individual certificates to holders or in the form of global securities held by a depositary on behalf of holders;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	any special tax implications of the warrants or their exercise;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any other terms of the warrants.

Transfers and Exchanges

A holder will be able to exchange warrant certificates for new warrant certificates of different denominations, or to transfer warrants, at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to exercise, holders of warrants will have none of the rights of holders of the underlying securities.

Exercise

Holders will be able to exercise warrants up to 5:00 P.M. New York City time on the date set forth in the prospectus supplement as the expiration date.

After this time, unless we have extended the expiration date, the unexercised warrants will be void.

Subject to any restrictions and additional requirements that may be set forth in a prospectus supplement, holders of warrants may exercise them by delivering to the warrant agent at its corporate trust office the following:

•	warrant certificates properly completed; and

•	payment of the exercise price.

As soon as practicable after the delivery, we will issue and deliver to the indicated holder the securities purchasable upon exercise. If a holder does not exercise all the warrants represented by a particular certificate, we will also issue a new certificate for the remaining number of warrants.

No Rights of Security Holder Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility if we default in performing our obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us.

Title

We and the warrant agents and any of our respective agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a specified number, or amount, of securities at a future date or dates. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security covered by this prospectus, U.S. Treasury security or other U.S. government or agency obligation. The holder of the unit may be required to pledge the debt, preferred security, U.S. Treasury security or other U.S. government or agency obligation to secure its obligations under the purchase contract.

If purchase contracts are offered, the prospectus supplement will specify the material terms of the purchase contracts, the units and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount that a holder will be obligated to pay under the purchase contract in order to purchase the underlying security;

•	the settlement date or dates on which the holder will be obligated to purchase the underlying security and whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which any early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•	the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number, or amount, of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract;

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying debt or preferred security with an aggregate principal amount or liquidation amount equal to the stated amount;

•	the type of security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•	the terms of the pledge arrangement relating to the security, including the terms on which distributions or payments of interest and principal on the security will be retained by a collateral agent, delivered to us or be distributed to the holder; and

•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, purchase contracts, or any combination of such securities, including guarantees of non-convertible debt securities. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;

•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

GLOBAL SECURITIES

We may issue the debt securities, warrants, purchase contracts and units of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants.

Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the global security beneficially owned by the participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities.

Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture, warrant agreement, purchase contract or unit agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture, warrant agreement, purchase contract or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, purchase contract or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, warrant agreement, purchase contract or unit agreement, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, purchase contracts or units represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees, the warrant agents, the unit agents or any of our other agents, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, or its nominee, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee, warrant agent or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION

We may sell our securities from time to time through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may use these methods in any combination.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, the offered securities will be acquired by the underwriters for their own account.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.

We may also sell securities pursuant to one or more standby agreements with one or more underwriters in connection with the call, redemption or exchange of a specified class or series of any of our outstanding securities. In a standby agreement, the underwriter or underwriters would agree either:

•	to purchase from us up to the number of shares of common stock that would be issuable upon conversion or exchange of all the shares of the class or series of our securities at an agreed price per share of common stock; or

•	to purchase from us up to a specified dollar amount of offered securities at an agreed price per offered security, which price may be fixed or may be established by formula or other method and which may or may not relate to market prices of our common stock or any other outstanding security.

The underwriter or underwriters would also agree, if applicable, to convert or exchange any securities of the class or series held or purchased by the underwriter or underwriters into or for our common stock or other security.

The underwriter or underwriters may assist in the solicitation of conversions or exchanges by holders of the class or series of securities.

By Dealers

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless we indicate otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities offered by this prospectus may be a new issue of securities with no established trading market. Any underwriters to whom securities offered by this prospectus are sold by us for public offering and sale may make a market in the securities offered by this prospectus, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities offered by this prospectus.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter & Hedges, L.L.P., Houston, Texas. The validity of issuance of certain of the offered securities and other matters arising under Louisiana law are being passed upon by Onebane Law Firm, Lafayette, Louisiana. The validity of issuance of certain of the offered securities and other matters arising under Oklahoma law are being passed upon by Pray Walker Jackman Williamson & Marlar, P.C., Tulsa, Oklahoma. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of PetroQuest Energy, Inc. appearing in PetroQuest Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005, and PetroQuest Energy, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information included in this prospectus regarding estimated quantities of reserves, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by Ryder Scott Company, L.P., independent petroleum engineers.

1,300,000 shares

6.875% Series B cumulative convertible
perpetual preferred stock

Prospectus Supplement

JPMorgan
Howard Weil Incorporated
Johnson Rice & Company L.L.C.
Coker & Palmer, Inc.

September 19, 2007